SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                           American Express Company
                (Name of Registrant as Specified In Its Charter)
-------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] $125  per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2),  or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit  price  or  other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and stated how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total Fee paid:

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

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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


                 AMERICAN EXPRESS COMPANY
[logo]           200 VESEY STREET
                 NEW YORK, NEW YORK 10285

--------------------------------------------------------------------------------
                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                 TO BE HELD APRIL 22, 1996

--------------------------------------------------------------------------------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of American Express Company, a New York corporation, will be held at the executive offices of the Company, 200 Vesey Street, 26th Floor, New York, New York 10285 (see directions on back cover), on Monday, April 22, 1996 at 10:00 A.M., local time, for the following purposes:

        1. To elect directors;

        2. To ratify the selection by the Company's  Board of Directors of Ernst
& Young LLP,      independent  auditors,  to audit  the accounts  of the Company and its subsidiaries for 1996;

        3. To consider and vote upon a proposal to approve amendments to the Company's 1989 Long-Term Incentive Plan to authorize an additional 23.7 million common shares for issuance and to permit the Company to continue the deduction for tax purposes of certain compensation under the Plan;

        4. To consider and vote upon a shareholder  proposal relating to
cumulative  voting,  which the     Board of Directors opposes; and

      To transact such other business as may properly come before the meeting or any adjournment thereof.

                                             By Order of the Board of Directors:

                                                               STEPHEN P. NORMAN

                                                                   SECRETARY

March 11, 1996

      WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE.

                  This Statement is printed on recycled paper.

                                 [recycle logo]

                            AMERICAN EXPRESS COMPANY
[logo]                           200 VESEY STREET
                            NEW YORK, NEW YORK 10285

                                                                  March 11, 1996

                                 PROXY STATEMENT

VOTE BY PROXY

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders to be held on Monday, April 22, 1996, and any adjournment thereof. A copy of the notice of the meeting is attached. This proxy statement and the accompanying form of proxy are first being mailed to shareholders on or about March 13, 1996.

      You are cordially invited to attend the meeting, but whether or not you expect to attend in person, you are urged to sign and date the enclosed proxy and return it in the enclosed prepaid envelope. Shareholders have the right to revoke their proxies at any time prior to the time their shares are actually voted. If a shareholder attends the meeting and desires to vote in person, his or her proxy will not be used.

      The enclosed proxy indicates on its face the number of common shares registered in the name of each shareholder of record on March 4, 1996, including shares enrolled in the Company's Shareholder's Stock Purchase Plan.

      Proxies furnished to employees indicate the number of shares credited to their employee benefit plan accounts. Accordingly, proxies returned by employees who participate in such plans will be considered to be voting instructions to the respective plan trustees or administrators with respect to shares credited to such accounts.

CONFIDENTIAL VOTING

      As a matter of Company practice, the proxies, ballots and voting tabulations relating to individual shareholders are kept private by the Company. Such documents are available for examination only by the Inspectors of Election and certain employees of the Company's independent tabulating agent engaged in processing proxy cards and tabulating votes. The vote of any individual shareholder is not disclosed to management except as may be necessary to meet legal requirements. However, all comments directed to management from shareholders, whether written on the proxy card or elsewhere, will be forwarded to management.

GENERAL

      Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted as follows:

      FOR the election of all nominees for directorships named herein,

      FOR ratification of the selection of Ernst & Young LLP as independent auditors for 1996,

      FOR the  amendments  to the Company's  1989  Long-Term  Incentive  Plan to
authorize   additional   shares  for  issuance  and  to  permit  the   continued
deductibility of certain compensation paid thereunder, and

      AGAINST the shareholder proposal relating to cumulative voting.

      In the event a shareholder specifies a different choice on the proxy, his or her shares will be voted in accordance with the specification so made.

      The closing price of the Company's common shares on March 4, 1996, as reported by the New York Stock Exchange Composite Transactions Tape, was $46.875 per share.

      The Company's 1995 Annual Report has been mailed to shareholders in connection with this solicitation. A COPY OF THE COMPANY'S 1995 FORM 10-K, EXCLUSIVE OF CERTAIN EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO STEPHEN P. NORMAN, SECRETARY, AMERICAN EXPRESS COMPANY, 200 VESEY STREET, NEW YORK, NEW YORK 10285-5005.

COST OF PROXY SOLICITATION

      The cost of soliciting proxies will be borne by the Company. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by telephone, facsimile transmission or telegram. The Company has engaged the firm of Morrow & Co. to assist the Company in the distribution and solicitation of proxies. The Company has agreed to pay Morrow & Co. a fee of $12,500 plus expenses for these services.

      The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with the regulations of the Securities and Exchange Commission ("SEC"), the New York Stock Exchange and other exchanges, for sending proxies and proxy material to the beneficial owners of common shares.

THE SHARES VOTING

      The only voting securities of the Company are common shares, of which there were 479,695,263 shares outstanding as of March 4, 1996, each share being entitled to one vote. To the knowledge of management, no person beneficially owned, as of the dates hereinafter mentioned, more than five percent of the outstanding common shares of the Company, except as set forth in the table below.

                                         NUMBER OF AMERICAN
         NAME(S) AND ADDRESS(ES)       EXPRESS COMMON SHARES        PERCENT OF
         OF BENEFICIAL OWNER(S)         BENEFICIALLY OWNED           CLASS (%)
           -------------------         ---------------------         ---------
      Warren E. Buffett,                  49,456,900 (1)                10.2%
      Berkshire Hathaway Inc.
      and subsidiaries
      1440 Kiewit Plaza
      Omaha, Nebraska 68131

      Edward C. Johnson 3d,               41,866,481 (2)                 8.7%
      Abigail P. Johnson and
      FMR Corp.
      82 Devonshire Street
      Boston, Massachusetts 02109

-------------
(1) Reflects shares beneficially owned as of December 31, 1995, according to information provided by Berkshire Hathaway Inc. ("Berkshire"). Of the shares shown, 39,005,293 shares were beneficially owned by National Indemnity Company, a subsidiary of Berkshire. Mr. Buffett, Berkshire and the subsidiaries share voting and dispositive power over the shares shown. Mr. Buffett, his spouse and a trust of which Mr. Buffett is a trustee, but in which he has no economic interest, own approximately 43.3% of the outstanding shares of Berkshire. As a result of such ownership and control, Mr. Buffett may be deemed to be the beneficial owner of shares beneficially owned by Berkshire.

      In connection with obtaining the approval of the Board of Governors of the Federal Reserve System to acquire up to 17% of the outstanding voting shares of the Company, Berkshire and the Company have entered into an agreement (effective for such time as Berkshire owns 10% or more of the Company's outstanding voting securities), and Berkshire has made commitments to the Board of Governors, designed to ensure that Berkshire's investment in the Company will at all times be passive. Pursuant to an additional agreement, so long as Berkshire owns 5% or more of the Company's voting securities and Harvey Golub is the Company's Chief Executive Officer, Berkshire and its subsidiaries will vote all Company common shares owned by them in accordance with the recommendations of the Board of Directors of the Company. Subject to certain exceptions, Berkshire and its subsidiaries will not sell Company common shares to any person who owns more than 5% of the Company's voting securities or who seeks to change the control of the Company without the consent of the Company.

(2) Reflects shares beneficially owned as of December 31, 1995, according to a statement on Schedule 13G filed with the SEC. According to such Schedule

      13G, FMR Corp. ("FMR") and Mr. Johnson held sole dispositive power with respect to 41,859,781 shares, sole voting power with respect to 3,206,838 shares, shared dispositive power with respect to 5,000 shares, and shared voting power with respect to 5,000 shares. Of the shares shown, 36,614,163 shares were beneficially owned by FMR's wholly-owned subsidiary, Fidelity Management and Research Company, and 272,000 shares were beneficially owned by Fidelity International Limited ("FIL"). Approximately 47% of the voting stock of FIL is owned by Mr. Johnson and members of his immediate family. Mr. Johnson, Ms. Johnson, members of their family and associated trusts form a controlling group with respect to FMR. Mr. Johnson serves as Chairman of FMR and FIL. As a result of such common ownership and control, FMR may be deemed to be a beneficial owner of the shares owned by FIL. FMR disclaims beneficial ownership of the 272,000 shares beneficially owned by FIL.

VOTE REQUIRED

      The 13 nominees receiving the greatest number of votes cast by the holders of the Company's common shares entitled to vote at the meeting will be elected directors of the Company.

      The affirmative vote of the holders of a majority of all outstanding shares entitled to vote is necessary for the adoption of the amendments to the Company's 1989 Long-Term Incentive Plan. The affirmative vote of a majority of the votes cast at the meeting is necessary for the ratification of the selection of auditors and approval of the shareholder proposal.

METHOD OF COUNTING VOTES

      Each common share is entitled to one vote. Votes will be counted and certified by the Inspectors of Election, who are employees of Chemical Mellon Shareholders Services, L.L.C., the Company's independent Transfer Agent and Registrar. Under SEC rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director. In accordance with New York State law, such abstentions are not counted in determining the votes cast in connection with the selection of auditors, and approval of the shareholder proposal. However, abstentions are considered in determining the numbers of votes required to attain a majority of the outstanding shares in connection with the proposal to amend the 1989 Long-Term Incentive Plan. Because this proposal requires the affirmative vote of a majority of all outstanding shares entitled to vote for approval, an abstention will have the same legal effect as a vote against such proposal. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.

      The New York Stock Exchange has informed the Company that all of management's proposals are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions at least fifteen days prior to the date of the shareholders' meeting. However, the shareholder proposal is "non-discretionary," and brokers who have received no instructions from their clients do not have discretion to vote on this item. Such "broker non-votes" will not be considered as votes cast in determining the outcome of the shareholder proposal.

SHAREHOLDERS ENTITLED TO VOTE

      Only shareholders of record at the close of business on March 4, 1996 will be entitled to notice of and to vote at the Annual Meeting of Shareholders.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth, as of March 4, 1996, beneficial ownership of common shares of the Company by each current director and nominee for director and by all current directors and executive officers of the Company as a group. Except as described below, each of the persons and group listed below has sole voting and investment power with respect to the shares shown. No current director or nominee beneficially owns any of the Company's outstanding preferred shares.

                                                                    NUMBER OF
                                                                AMERICAN EXPRESS
                                              NUMBER OF           COMMON SHARES
                                          AMERICAN EXPRESS        WHICH MAY BE
 NAMES OF DIRECTORS                            COMMON            ACQUIRED WITHIN
    AND NOMINEES                         SHARES OWNED (1)(2)       60 DAYS (3)
  -----------------                       -----------------     ----------------
 Daniel F. Akerson....................           10,000                  333
 Anne L. Armstrong....................            1,500                9,074
 Edwin L. Artzt.......................            2,000                  333
 William G. Bowen.....................            3,600                6,793
 David M. Culver......................            9,609                  713
 Charles W. Duncan Jr.................           52,060                9,074
 Harvey Golub.........................          303,005              765,575
 Beverly Sills Greenough..............            2,000                4,513
 F. Ross Johnson......................           14,000                9,074
 Vernon E. Jordan Jr..................            1,752                9,074
 Henry A. Kissinger...................            2,400                9,074
 Drew Lewis...........................           15,000                9,074
 Aldo Papone..........................           39,145                3,373
 Frank P. Popoff......................            6,420                1,093
 All current Directors and
   Executive Officers
   as a group (33 individuals) (4)....        1,279,257            2,865,943
-------------
(1) The number of shares owned by Mr. Golub and all current directors and executive officers as a group includes 672 and 39,358 shares held in their respective employee benefit plan accounts as of February 20, 1996.

      In addition to the share amounts shown in this column, the following directors have invested all or a portion of their directors' retainers in Company Common Share Equivalent Units under the Deferred Compensation Plan for Directors described on page 11. As of December 31, 1995 the number of share equivalent units credited was as follows: Mr. Akerson--1,210 units; Mrs. Armstrong--6,521 units; Mr. Duncan--21,272 units; Mr. Jordan--12,355 units; and Dr. Kissinger--8,090 units.

      The number of common shares shown includes 2,000 shares held by a trust of which Mr. Popoff is a trustee, 1,100 shares held by a trust of which an executive officer is co-trustee and 432 shares owned by children of such executive officer. The number of common shares shown does not include shares as to which the nominees and all current directors and executive officers have disclaimed beneficial ownership, as follows: 400 shares owned by the wife of Mr. Culver, 2,018 shares held by a trust of which Mr. Culver is a co-trustee, 6,060 shares held by Duncan Investors Ltd. of which Mr. Duncan is a partner, 445 shares held by a trust of which Mr. Golub's wife is the sole trustee, 2,927 shares owned by a child of Mr. Golub, and 29,872 shares disclaimed by all current directors and executive officers.

(2) The number of shares owned by Mr. Golub and all current directors and executive officers as a group includes 132,505 and 658,692 shares, respectively, of restricted stock as to which the holders possess sole voting power, but no investment power, during the restricted period. Restrictions on the sale or transfer of such restricted stock lapse over a period of years ending in the year 2003.

(3) Shares shown include common shares subject to stock options and common shares issuable upon conversion of convertible debentures. Mr. Golub and all current directors and executive officers as a group hold debentures that are convertible into 11,810 and 22,641 shares, respectively.

(4) The Company's current directors and executive officers as a group beneficially owned approximately 4.1 million of the Company's common shares as of March 4, 1996, representing approximately 0.9 percent of the Company's outstanding common shares.

SHARE OWNERSHIP GUIDELINES FOR DIRECTORS

      The Board of Directors believes that as a matter of governance each director should acquire and maintain a meaningful investment in the Company. Accordingly, the Board of Directors has observed since February 1994 a voluntary share ownership guideline of 10,000 Company shares or share equivalents for each director, such number of shares to be acquired over a five-year period commencing February 1994 or on the date of such director's first election to the Board, whichever is later.

SECURITY OWNERSHIP OF NAMED EXECUTIVES

      The following table sets forth, as of March 4, 1996, beneficial ownership of common shares of the Company by Harvey Golub, Chief Executive Officer of the Company, and each of the four other most highly compensated executive officers of the Company at the end of 1995 (collectively, the "named executives"). Except as described below, each of the named executives has sole voting and investment power with respect to the shares shown. None of the named executives beneficially owns any of the Company's outstanding preferred shares.

                                               AMERICAN EXPRESS
                       NUMBER OF AMERICAN        COMMON SHARES
                         EXPRESS COMMON      WHICH MAY BE ACQUIRED   PERCENT OF
NAME                   SHARES OWNED (1)(2)    WITHIN 60 DAYS (3)      CLASS (%)
----                   -------------------    ------------------      ---------
H. Golub.............         303,005                765,575            0.22
K. I. Chenault.......         104,752                374,710            0.10
G. L. Farr...........          75,000                    -0-            0.02
J. S. Linen..........         154,440                391,102            0.11
D. R. Hubers.........          47,311                134,331            0.04
-------------
(1) The number of shares owned by Messrs. Golub, Chenault, Linen and Hubers includes 672, 4,930, 7,308 and 215 shares held in their respective employee benefit plan accounts as of February 20, 1996.

      The number of common shares shown does not include shares as to which Messrs. Golub and Chenault have disclaimed beneficial ownership, as follows: 445 shares held by a trust of which Mr. Golub's wife is the sole trustee, 2,927 shares owned by a child of Mr. Golub, and 14,342 shares held by Mr. Chenault's wife outright or as trustee or custodian for their children. The number of common shares owned by Mr. Linen includes 1,100 shares held by a trust of which he is a co-trustee and 432 shares owned by his children.

(2) The number of shares owned by Messrs. Golub, Chenault, Farr, Linen and Hubers includes 132,505, 87,765, 75,000, 42,195 and 17,334 shares, respectively, of restricted stock as to which shares the holders possess sole voting power, but no investment power, during the restricted period. Restrictions on the sale or transfer of such restricted stock lapse over a period of years ending in the year 2002.

(3) Shares shown include common shares subject to stock options and common shares issuable upon conversion of convertible debentures. Messrs. Golub and Chenault hold debentures that are convertible into 11,810 and 3,980 shares, respectively.

                            GOVERNANCE OF THE COMPANY

      In accordance with applicable New York State law, the business of the Company is managed under the direction of its Board of Directors. Traditionally, the large majority of directors has consisted of persons who are neither officers nor employees of the Company or any of its subsidiaries. Of the 13 director nominees, only Mr. Golub is an employee of the Company or a subsidiary.

      There are currently six standing committees of the Board of Directors. Committee memberships, the number of committee meetings held during 1995 and the functions of those committees are described below.

AUDIT COMMITTEE

      The current members of the Audit Committee are Charles W. Duncan Jr. (Chairman), Edwin L. Artzt, William G. Bowen, Beverly Sills Greenough, Henry A. Kissinger and Drew Lewis.

      The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, financial and internal control practices of the Company and its subsidiaries. The Committee has general responsibility for reviewing with management the financial and internal controls and the accounting, audit and reporting activities of the Company and its subsidiaries. The Committee annually reviews the qualifications and objectivity of the Company's independent auditors, makes recommendations to the Board as to their selection, reviews the scope, fees and results of their audit, reviews their non-audit services and related fees, is informed of their significant audit findings and management's responses thereto, and annually reviews the status of significant current and potential legal matters. In addition, the Committee reviews the scope of the internal auditors' plans each year and the results of their audits. The Committee also receives reports on the U.S. Federal Sentencing Compliance program, including a review of the distribution of and compliance with the Company's Code of Conduct, which is sent periodically to employees of the Company and its subsidiaries around the world, and receives reports as to compliance with the Code. The Committee is also empowered to conduct its own investigations into issues related to the aforementioned responsibilities and to retain independent counsel or outside experts for such purposes.

      During 1995 the Audit Committee met seven times.

COMPENSATION AND BENEFITS COMMITTEE

      The current members of the Compensation  and Benefits  Committee are Frank
P. Popoff (Chairman), Anne L. Armstrong, Edwin L. Artzt, F. Ross Johnson and Vernon E. Jordan Jr.

      The Compensation and Benefits Committee consists solely of directors who are not current or former employees of the Company or a subsidiary and oversees incentive compensation plans for officers and key employees, approves standards for setting compensation levels for Company executives and administers the Company's executive incentive compensation plans for senior executives. The Committee also approves the compensation of certain employees whose salaries are above specified levels and makes recommendations to the Board for approval as required. The Committee conducts an annual review of the performance of the Company's Chief Executive Officer. It also reviews senior management development programs and appraises senior management's performance. The Committee is authorized to hire and regularly consult with independent compensation advisors.

      The Committee represents the Board in discharging its responsibilities with respect to the Company's employee pension, savings and welfare benefit plans. It appoints the members of management who serve on the Employee Benefits Administration Committee and the Benefit Plans Investment Committee, which are responsible, respectively, for the administration of the plans of the Company and for the custody and management of assets of those plans that are funded. The Committee receives periodic reports from the Employee Benefits Administration and Benefit Plans Investment Committees on their activities.

      During 1995 the Compensation and Benefits Committee met eight times.

COMMITTEE ON DIRECTORS

      The current members of the Committee on Directors are Vernon E. Jordan Jr. (Chairman), Anne L. Armstrong, David M. Culver and Charles W. Duncan Jr.

      The Committee on Directors identifies and recommends candidates for election to the Board. It advises the Board on all matters relating to directorship practices, including the criteria for selecting directors, policies relating to tenure and retirement of directors, and compensation and benefit programs for non-employee directors. The Committee makes recommendations relating to the duties and membership of committees of the Board.

      The Committee recommends processes to evaluate the performance and contributions of individual directors and the Board as a whole and approves procedures designed to provide that adequate orientation and training are provided to new members of the Board.

      The Committee also considers candidates who are recommended by shareholders in accordance with the early notification and other requirements set forth on page 43. Any shareholder who wishes to recommend a candidate for election to the Board should submit such recommendation to the Secretary of the Company.

      During 1995 the Committee on Directors met twice.

EXECUTIVE COMMITTEE

      The  current   members  of  the  Executive   Committee  are  Harvey  Golub
(Chairman), William G. Bowen, David M. Culver, Charles W. Duncan Jr., Vernon E. Jordan Jr. and Frank P. Popoff.

      The Executive Committee is empowered to meet in place of the full Board when emergency issues or scheduling makes it difficult to convene all of the directors. The Committee may act on behalf of the Board on all matters permitted by New York State law. All actions taken by the Committee must be reported at the Board's next meeting.

      The Executive Committee held no meetings during 1995.

FINANCE COMMITTEE

      The current members of the Finance Committee are David M. Culver (Chairman), F. Ross Johnson, Henry A. Kissinger, Drew Lewis and Aldo Papone.

      The Finance Committee oversees the investing of the Company's funds, reviews the parameters of investment programs, receives reports on the progress of investment activities and considers strategies as they relate to changing economic and market conditions. The Committee's duties also include responsibility for reviewing with management the capital needs and allocations of the Company and its subsidiaries, including the Company's external and intra-company dividend policies. The Committee also provides consultation on the financial aspects of divestitures, acquisitions, major capital commitments, major borrowings and proposed issuances of debt or equity securities, whether privately or publicly distributed.

      During 1995 the Finance Committee met three times.

PUBLIC RESPONSIBILITY COMMITTEE

      The current members of the Public Responsibility Committee are William G. Bowen (Chairman), Daniel F. Akerson, Beverly Sills Greenough and Aldo Papone.

      The Public Responsibility Committee reviews and considers the Company's position and practices on issues in which the business community interacts with the public, such as consumer policies, employment opportunities for minorities and women, protection of the environment, purchasing from minority-owned businesses, philanthropic contributions, privacy, shareholder proposals involving issues of public interest and similar issues, including those involving the Company's positions in international affairs.

      During 1995 the Public Responsibility Committee met three times.

DIRECTORS' FEES AND OTHER COMPENSATION

      Directors who are not current employees of the Company or one of its subsidiaries receive a retainer of $16,000 per quarter with the proviso that directors who attend fewer than 75 percent of the meetings of the Board and committees on which they serve do not receive the fourth quarterly retainer. Each non-employee director who serves as the chairman of one of the Board's standing committees receives an annual retainer of $10,000. Directors do not receive separate fees for attendance at Board or committee meetings. Directors are reimbursed for their customary and usual expenses incurred in attending Board, committee and shareholder meetings, including those for travel, food and lodging. Directors who are current employees of the Company or a subsidiary receive no fees for service on the Board or Board committees of the Company or any of its subsidiaries.

      The  Company   recently  amended  its  Retirement  Plan  for  Non-Employee
Directors (the "Retirement Plan"). Pursuant to the amendment, non-employee directors elected to the Board after March 31, 1996 for the first time are not eligible to participate in the Retirement Plan. The Retirement Plan is an unfunded, non-qualified plan that covers directors of the Company whose Board service began on or prior to March 31, 1996 and who are not current or former employees of the Company or its subsidiaries. Under the Retirement Plan, such non-employee directors who serve at least five full years are eligible to receive, upon their retirement from the Board of Directors, an annual benefit of $30,000. The benefit is payable for a period of years equal to the number of full years of service as a director or until death occurs, whichever is earlier. In addition, the Retirement Plan provides discretion for the Board to grant benefits to any current non-employee director who does not otherwise qualify for a benefit under the Retirement Plan, although no such discretionary grants have been made and none are contemplated.

      The Company also provides each non-employee director with group term life insurance coverage of $50,000 and accidental death and dismemberment insurance coverage of $300,000. Non-employee directors are also eligible to purchase $50,000 of additional group term life insurance coverage. In 1995 seven non-employee directors purchased such insurance.

      The Company maintains a Deferred Compensation Plan for Directors under which directors may defer all or a portion of their annual compensation in either a cash-based account or in Company Common Share Equivalent Units until retirement or another specified date. A Company Common Share Equivalent Unit is an amount payable in cash which is designed to replicate the value of an investment in an American Express common share, including reinvested dividends. During 1995 deferred amounts credited to the cash-based account earned interest at a rate equivalent to the Moody's Average Corporate Bond Yield, and amounts credited to the Company Common Share Equivalent Units were valued on the basis of the price of the Company's common shares plus reinvested dividend equivalents. At the present time five directors participate in the plan, and their accumulated Common Share Equivalent Units are shown in footnote (1) on page 5.

      In 1993 the shareholders of the Company approved a Directors' Stock Option Plan (the "1993 Plan"), which provides for the automatic annual grant to each non-employee director of a nonqualified option to purchase 1,000 common shares of the Company on the date of each annual meeting of shareholders at which the director is elected or re-elected. Under the 1993 Plan the option exercise price is 100 percent of the fair market value of a common share on the date of grant. Each option has a ten-year term and generally becomes exercisable in three equal annual installments beginning on the first anniversary of the date of grant. On April 24, 1995 each of the 13 then incumbent non-employee directors (12 of whom are also current nominees for re-election as directors) received options to purchase 1,000 shares at an exercise price of $34.81 per share.

      In 1988 as part of its overall program to promote charitable giving as a means to enhance the quality of life in the many communities in which the Company's businesses operate, the Company established a Directors' Charitable Award Program pursuant to which the Company has purchased life insurance policies on the lives of participating directors and advisors to the Board who previously served as directors. Upon the death of an individual director or advisor, the Company expects to receive a $1 million death benefit, or $500,000 in the case of such advisors. The Company in turn expects to donate one-half of the individual death benefit to the American Express Foundation and one-half to one or more qualifying charitable organizations recommended by the individual director or advisor. Individual directors and advisors derive no financial benefit from this program since all charitable deductions accrue solely to the Company. The program results in only nominal cost to the Company, and benefits paid to the Company's Foundation reduce the amount of funding that the Company provides to the Foundation.

      Messrs. Duncan and Papone serve as directors of American Express Bank Ltd. ("AEB"), for which each receives an annual retainer of $20,000 and fees of $1,000 for attendance at each board meeting. Mr. Duncan also receives an annual retainer of $5,000 as chairman of AEB's Audit Committee and $750 for attendance at each committee meeting.

      Effective December 31, 1990, Mr. Papone retired as Chairman and Chief Executive Officer of American Express Travel Related Services Company, Inc. ("TRS"). Mr. Papone is continuing to serve as a director of the Company. During 1995 Mr. Papone served as Senior Advisor and provided consulting services individually and through his firm to the Company and TRS pursuant to two consulting agreements providing for compensation of $18,750 per month under the Company agreement and $250,000 for 1995 under the TRS agreement. These arrangements are expected to continue in 1996. In 1995 the Company paid Kissinger Associates, Inc., of which Dr. Kissinger is chairman, $100,000 for consulting and international advisory services.

      Dr. Kissinger is retiring as a director of the Company on April 22, 1996 pursuant to the Board's mandatory retirement policies for directors. At that time Dr. Kissinger's directors fees will cease and his consulting arrangements will also terminate. However, in order to continue to benefit from Dr. Kissinger's advice and involvement on behalf of the Company's businesses, the Board of Directors has offered, and Dr. Kissinger has accepted, a position as Advisor to the Board, effective May 1, 1996, for which he will be paid $100,000 on an annual basis.

                              ELECTION OF DIRECTORS

      An entire Board of Directors, consisting of 13 members, is to be elected at the meeting, to hold office until the next Annual Meeting of Shareholders. In the case of a vacancy, the Board of Directors, upon the recommendation of the Committee on Directors, may elect another director as a replacement or may leave the vacancy unfilled. Decisions regarding the election of new directors during the year normally are based upon such considerations as the size of the Board and the need to obtain fresh perspectives or to replace the particular skills or experience of former directors.

      During 1995 the Board of Directors met 10 times and each of the current directors attended at least 75 percent of the meetings of the Board and of the Board committees on which the director served.

      Unless authority to vote is withheld, the persons specified in the enclosed proxy intend to vote for the following nominees, all of whom have consented to being named in this proxy statement and to serve if elected. Although management knows of no reason why any nominee would be unable to serve, the persons designated as proxies reserve full discretion to vote for another person in the event any nominee is unable to serve.

      The following information is provided with respect to the nominees for directorships. Italicized wording indicates principal occupation.

DANIEL F. AKERSON               Director since 1995                       Age 48
CHAIRMAN AND CHIEF EXECUTIVE OFFICER, NEXTEL COMMUNICATIONS, INC., an international digital wireless communications company, March 1996 to present; General Partner, Forstmann Little & Co., an investment banking firm, 1994 to March 1996; Chairman and Chief Executive Officer, General Instrument Corporation, a company engaged in developing technology, systems and product solutions for the interactive delivery of video, voice and data, 1993 to 1995; President and Chief Operating Officer, MCI Communications Corporation, a telecommunications company, 1992 to 1993, Chief Operating Officer 1992, Executive Vice President and Group Executive, 1990 to 1992; Director, General Instrument Corporation; Member, Board of Directors, the Business School of the College of William and Mary.

ANNE L. ARMSTRONG               Director since 1983                       Age 68
CHAIRMAN OF THE BOARD OF TRUSTEES, CENTER FOR STRATEGIC AND INTERNATIONAL STUDIES, a non-profit public policy institution, 1987 to present; former Chairman, President's Foreign Intelligence Advisory Board; former United States Ambassador to Great Britain and Northern Ireland; Director, General Motors Corporation, Halliburton Company, Boise Cascade Corporation and Glaxo Wellcome plc.; Member, Board of Overseers, Hoover Institution; Member, American Academy of Diplomacy, Council of American Ambassadors and Council on Foreign Relations.

EDWIN L. ARTZT                  Director since 1994                       Age 65
CHAIRMAN OF THE EXECUTIVE COMMITTEE, THE PROCTER & GAMBLE COMPANY, a worldwide consumer products company, 1995 to present, Chairman of the Board and Chief Executive Officer, 1990 to 1995; Director, Delta Air Lines, Inc., GTE Corporation, Teradyne, Inc. and Barilla S.p.A.; Member, The Business Council.

WILLIAM G. BOWEN                Director since 1988                       Age 62
PRESIDENT, THE ANDREW W. MELLON FOUNDATION, a not-for-profit corporation engaged in philanthropy, 1988 to present; former President, Princeton University; Director, Merck, Inc., Reader's Digest Association Inc. and The Rockefeller Group, Inc.; Member, Board of Trustees, Denison University; Member, Board of Overseers, TIAA-CREF.

DAVID M. CULVER                 Director since 1980                       Age 71
CHAIRMAN, CAI CAPITAL CORPORATION, a Canadian-based equity investment fund, 1990 to present; Chairman, D. Culver & Co. Investments, Inc., a private investment firm, 1989 to present; former Chairman and Chief Executive Officer, Alcan Aluminium Limited; Director, The Seagram Company Ltd.; Member, Advisory Council of the Institute of International Studies of Stanford University, Board of Governors of The Joseph H. Lauder Institute of Management and International Studies (University of Pennsylvania) and Board of Trustees of the Lester B. Pearson College of the Pacific.

CHARLES W. DUNCAN JR.            Director since 1981                      Age 69
CHAIRMAN, DUNCAN INTERESTS, 1985 to present; Director, American Express Bank Ltd., Chemical Banking Corporation, The Coca-Cola Company, Newfield Exploration Company, PanEnergy Corp, Texas Commerce Bank, N.A., United Technologies Corporation and The Robert A. Welch Foundation; Member, International Advisory Board, Elf Aquitaine; Chairman of the Board of Governors, Rice University; Member, Council on Foreign Relations.

HARVEY GOLUB                     Director since 1990                      Age 57
CHAIRMAN AND CHIEF EXECUTIVE OFFICER, AMERICAN EXPRESS COMPANY, August 1993 to present, President and Chief Executive Officer, February 1993 to August 1993, President, 1991 to 1993, Vice Chairman, 1990 to 1991; Chairman and Chief Executive Officer, American Express Travel Related Services Company, Inc., 1991 to present; Chief Executive Officer, American Express Financial Corporation (previously known as IDS Financial Corporation), a national financial planning, insurance and investment advisory firm, 1984 to 1991; Director, American Express Bank Ltd.; Member, Board of Trustees, Carnegie Hall, New York City Partnership, New York Chamber of Commerce and Industry and United Way of New York City; Member, President's Committee for the Arts and the Humanities and The Business Roundtable.

BEVERLY SILLS GREENOUGH          Director since 1990                      Age 66
CHAIRMAN, LINCOLN CENTER FOR THE PERFORMING ARTS, 1994 to present; Managing Director, Metropolitan Opera, 1991 to present; former General Director and President, New York City Opera; Director, Time Warner Inc., Human Genome Sciences, Inc., Lincoln Center Theater, Hospital for Special Surgery, National Multiple Sclerosis Society and the Harvard Partners Council.

F. ROSS JOHNSON                  Director since 1986                      Age 64
CHAIRMAN AND CHIEF EXECUTIVE OFFICER, RJM GROUP, a management advisory and investment firm, 1989 to present; Director, National Service Industries, Inc., Power Corporation of Canada, Archer Daniels Midland Company and Noma Industries Ltd.; Chairman, Bionaire, Ltd.; former Chairman, Economic Club of New York.

VERNON E. JORDAN JR.             Director since 1977                      Age 60
SENIOR PARTNER, AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P., attorneys, Washington, D.C. and Dallas, Texas, 1982 to present; Director, Bankers Trust Company, Bankers Trust New York Corporation, Xerox Corporation, J.C. Penney Company Inc., Dow Jones & Company, Inc., Corning, Incorporated, Revlon Group, Inc., Ryder Systems, Inc., Sara Lee Corporation and Union Carbide Corporation; Trustee, Ford Foundation and Howard University; Member, Board of Governors, Joint Center for Political and Economic Studies.

DREW LEWIS                       Director since 1986                      Age 64
CHAIRMAN AND CHIEF EXECUTIVE OFFICER, UNION PACIFIC CORPORATION, a transportation company, 1987 to present; Chairman of the Board, Union Pacific Resources Group Inc., an energy company, 1995 to present; Director, Ford Motor Company, AT&T Corp., FPL Group, Inc. and Gannett Co., Inc.

ALDO PAPONE                      Director since 1990                      Age 63
SENIOR ADVISOR, AMERICAN EXPRESS COMPANY, 1991 to present; former Chairman and Chief Executive Officer, American Express Travel Related Services Company, Inc.; Director, American Express Bank Ltd., Hyperion Software Corporation, Springs Industries, Inc., Body Shop International, Hospital for Special Surgery and The National Corporate Theatre Fund.

FRANK P. POPOFF                  Director since 1990                      Age 60
CHAIRMAN OF THE BOARD, THE DOW CHEMICAL COMPANY, a producer of chemicals and chemical products, 1995 to present, Chairman and Chief Executive Officer, 1992 to 1995, President and Chief Executive Officer, 1987 to 1992; Director, U S WEST, Inc. and Chemical Financial Corporation; Member, Indiana University School of Business Dean's Advisory Council, Chemical Manufacturers Association, and The Business Council.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation and Benefits Committee of the Company's Board of Directors (the "Committee") administers the Company's executive officer compensation programs. The Committee is composed entirely of non-employee directors who are not eligible to participate in any of the Company's executive compensation programs. The Committee has access to independent compensation consultants and data.

OVERVIEW AND PHILOSOPHY

      The objectives of the Company's executive compensation programs have been to:

      -- Attract, motivate and retain the highest quality executives.

      -- Align their financial interests with those of the Company's long-term investors.

      -- Incent them to achieve tactical and strategic objectives in a manner consistent with the Company's corporate Values.

      In furtherance of these objectives, the Company's executive compensation policies and programs are designed to:

      -- Focus participants on high priority goals to increase shareholder value.

      -- Reward  American  Express  Quality  Leadership  ("AEQL").  AEQL  is the
         Company's total quality management process to meet or exceed the expectations of its three key constituencies: shareholders, customers and employees.

      -- Encourage behaviors that exemplify the Company's core Values relating to customers, quality of performance, employees, integrity, teamwork and good citizenship.

      -- Assess performance based on results and pre-set goals. Establish goals that link the business activities of each individual and team to the goals of the applicable business unit and the Company.

      -- Increase executive stock ownership to promote a proprietary interest in the success of the Company.

      In November 1993 the Committee adopted mandatory stock ownership levels for approximately 175 senior executives. Each executive officer of the Company is required over time to attain an ownership level of Company shares with value equal to a multiple of base salary at January 1994, subject to adjustment. For executive officers, the applicable multiple ranges from two times to five times base salary, depending on job responsibilities. For Mr. Golub, the multiple is five times his base salary. Restricted stock awards do not count toward fulfilling the requirement.

      Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), limits the Company's tax deduction to $1 million per year (the "Million Dollar Cap") for certain compensation paid in a given year to the Chief Executive Officer ("CEO") and the four highest compensated executives other than the CEO named in the proxy statement (the "covered executives"). The Code and regulations issued under the Code exclude from the Million Dollar Cap compensation based on attainment of pre-established, objective performance goals, if certain other requirements are met. The Committee's policy is to structure compensation awards for covered executives that will be deductible without limitation where doing so will further the purposes of the Company's executive compensation programs. The Committee also considers it important to retain flexibility to design compensation programs that recognize a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be fully deductible. In accordance with the technical requirements of the Million Dollar Cap, the Board of Directors is requesting shareholder approval of amendments to the Company's 1989 Long-Term Incentive Plan to set forth the goals upon which performance-based compensation may be based and certain maximum limits for awards. These amendments, which are described beginning on page 34, must be approved by the Company's shareholders at the 1996 Annual Meeting in order to preserve the Company's tax deduction for future performance-based compensation paid under the plan.

EXECUTIVE OFFICER COMPENSATION FOR 1995

      Executive officer compensation for 1995 included base salary, annual incentive awards and long-term incentive awards. The Committee established base salary, annual incentive and long-term incentive award reference points for each executive officer position based on job responsibilities and a review of the compensation practices for comparable jobs at other major corporations that compete with the Company in its primary lines of business or for executive talent, or are of comparable size and scope of operations. For 1995 compensation purposes a comparative group of over 50 companies was selected with the help of an outside compensation consultant and includes selected companies in the Standard & Poor's 500 Index and the Standard & Poor's Financials. Actual awards were based primarily on the Committee's discretionary assessment of Company or business unit performance and individual performance.

      The Committee established a salary reference point for each executive officer position within the range of the 50th and 65th percentiles of compensation  for  comparable  jobs in the  comparative  group,  except that the
reference   point  may  fall   outside  the  range  to  reflect   relative   job
responsibilities. Merit increases in base salary are based on individual performance. In 1995 the Committee continued the practice of extending the time interval between merit increases of base salary to 18 months or longer, except in the case of a promotion or other job change or where warranted by special circumstances.

      For 1995 bonuses, the Committee established an annual incentive target for each executive officer with reference to the 50th and 65th percentiles of compensation for comparable jobs in the comparative group and the relative responsibilities of the positions. For the named executives and certain other executive officers, bonuses were paid pursuant to 1995 annual incentive awards which were structured to meet the requirements for exclusion from the Million Dollar Cap. Each 1995 annual incentive award provides for a maximum award amount for specified performance, determined on a formula basis by application of a performance grid that measures the Company's 1995 return on equity ("ROE") and 1995 growth in earnings per share from continuing operations. The Committee retained the discretion to adjust the formula-driven award values downward after certifying that the performance goals had been met. The final values of the 1995 annual incentive awards were based upon the Committee's assessment of the executive's contribution to results in the following areas (weighted approximately 50%, 25% and 25%, respectively): increase in shareholder value (as indicated, for example, by shareholder return, earnings growth and return on equity); customer satisfaction (as indicated, for example, by customer satisfaction measures, client retention and growth in products and services); and employee satisfaction (as indicated, for example, by the Company's employee value survey results). The Committee exercised its judgment in determining each executive officer's final award value, giving the greatest emphasis to results that contribute to increasing shareholder value at the business unit level (for business unit officers) and at the Company level (for Company officers). The final values under the 1995 annual incentive awards granted to the named executives were above target, ranging from 1.1 to approximately 1.55 times target. The 1995 bonuses for executive officers who did not participate in the 1995 annual incentive awards were determined in accordance with guidelines that ranged from 0 to 200% of target based upon performance in the shareholder, customer and employee areas described above.

      Long-term incentive compensation awards are granted annually and are designed to provide competitive, performance-based compensation that links value to Company, business unit and individual performance over multi-year performance periods. In 1995 such long-term compensation consisted of Performance Grant-VI awards ("PG-VI awards") and ten-year stock option awards with an exercise price equal to fair market value on the date of grant. The Company expects that compensation derived from the PG-VI and stock option awards will be fully deductible by the Company and excluded from the limitations of the Million Dollar Cap. For each executive officer the Committee established reference points for these awards within the range of the 50th to 65th percentiles of compensation for comparable jobs in the comparative group, except that the reference points may fall outside the range to reflect relative job responsibilities. In 1995 the Committee granted awards for the named executives that were consistent with award reference points. The size and grant value of actual awards were determined by the Committee after reviewing the annual performance, applicable award guidelines, size of previous awards and relative contributions of the individuals. The number or value of options currently held by an executive is not taken into account in determining the number of stock option shares granted.

      The PG-VI awards are long-term performance awards with two components valued and payable at the end of the January 1995 to December 1997 performance period. The value of one component is based on achievement of specified Company or business unit targets for cumulative earnings (or earnings per share) and average return on equity. The value of the second component is based on the Company's average daily share price for the 60-trading-day period prior to the date of the Committee's meeting in February 1998. Minimum performance levels for cumulative earnings and ROE are required for the second component to have any value. In determining the actual final value of the awards, the Committee has retained the discretion to adjust downward the formula values of the awards.

      Non-qualified stock option awards were granted to link executive compensation to the creation of incremental shareholder value. The ten-year nonqualified stock option awards reward executives only to the extent that the Company's share price increases for all shareholders. Each stock option has an exercise price per share set at the fair market value per share as of the grant date. Generally, each option becomes fully exercisable over a period of three years after the grant. Executives are expected under Company policy to hold shares acquired through stock option exercises to meet the aformentioned stock ownership guidelines, except as required to pay taxes in connection with the exercise or other identified reasons. The Committee has never repriced stock option awards.

      The Committee may also grant bonus, restricted stock, stock option or other long-term incentive awards to executive officers to recognize special individual contributions or job promotions, to attract new hires from outside the Company or in case of other special circumstances. In 1995 the Committee granted a restricted stock award to Mr. Chenault in recognition of his special contributions and appointment as Vice Chairman. In addition, the Committee approved a hiring bonus and other compensation for Mr. Farr to replace compensation opportunities lost upon termination of employment with his prior employer, including long-term incentive awards (reflected in the Summary Compensation Table on page 21 and the Long-Term Incentive Plans-Awards Table on page 25). Of the foregoing awards, the Company expects that compensation derived from restricted stock awards granted to Messrs. Chenault and Farr and Performance Grant IV and V awards granted to Mr. Farr will be subject to the Million Dollar Cap. The Company's executive officers also participate in pension, incentive savings, perquisite and other programs. These programs are designed to be competitive with the practices at other major corporations.

      For each of 1994, 1995 and 1996 the Committee adopted a Pay for Performance Deferral Program, which permits eligible participants to defer annual compensation up to a maximum of one times base salary. The program annually credits interest equivalents to, or reduces the value of, deferred amounts according to a schedule based on the Company's reported annual ROE. The Committee may adjust the schedule for major accounting changes, if the Company's ROE objectives change significantly, or if the annual return on a benchmark treasury note falls below or rises above specified levels. Deferred balances are reduced in value if the annual ROE is zero or less for a given year. If a participant elects to defer any compensation under this program, he or she must defer such compensation for at least five years. The Committee may delay payments under the program until they are fully deductible under Section 162(m) of the Code. Deferred amounts are linked to Company performance until paid out.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER FOR 1995

      In February 1996 the Committee awarded Mr. Golub $1,860,000 as payout of his 1995 incentive award. The formula-derived maximum value of the award was determined based on the Company ROE for 1995 of 21.7% and growth in Company earnings per share from continuing operations of 15.9% for 1995. The Committee certified that these performance goals had been satisfied. In determining the actual award, the Committee assessed Company performance in 1995, Mr. Golub's personal role in achieving that performance, and the economic and competitive environment in which that performance was achieved.

      In reviewing Mr. Golub's performance and determining compensation, the Committee took the following achievements into consideration:

      -- Total  shareholder  return  ("TSR")  from price  appreciation  and paid dividends of 42.8%, from year-end 1994 to year-end 1995. This compared to a TSR of 37.5% for the Standard & Poor's ("S&P") 500 Index, 53.8% for the S&P Financials and 36.9% for the Dow Jones Industrial Average (which includes companies in both the S&P 500 Index and the S&P Financials).

      -- Increase in Earnings per Share of 15.9% from continuing operations, and ROE of 21.7%. Record earnings were achieved overall, as well as in the TRS and American Express Financial Advisors ("AEFA") segments. The Company continued to maintain a strong balance sheet in 1995, with increases in capital surplus and tangible book value per share.

      -- Revenue  growth  of 11%  overall,  including  12.5% by TRS and 12.9% by
         AEFA. The Company continued to develop and invest in growth areas, including product extensions and co-branding (e.g., Delta(R) SkyMiles(TM) Credit Card from American Express and Hilton(R) OptimaSM
         Card), stored value products, online distribution channels (e.g., ExpressNetSM available on America Online) and new domestic and international markets.

      -- Enhancements to customer  service and value  propositions for customers in a number of areas. The Company expanded the industry-leading Membership MilesSM program through the launch of Membership RewardsSM for Cardmembers, combining rewards for airlines, hotels and retail establishments. The Company installed a new systems technology platform which is intended to enable the Company to significantly reduce the amount of time needed to develop and launch new products. The Company made progress in increasing merchant coverage of American Express(R) Cards, including major signings of important new merchants. In addition, AEFA introduced new investment products and services and formed several alliances with banks to provide financial planning and other products to customers of the banks.

      -- Significant progress in implementing the second phase of reengineering to improve customer service, reduce cycle time and lower costs relative to other companies providing similar products and services. Future annual savings from these efforts are expected to provide opportunities for reinvestment to strengthen the franchise and achieve long-term financial targets. Key reengineering efforts included consolidation of U.S. Card operations and the creation of single, company-wide staff functions and shared resource units.

      -- Sustained employee satisfaction levels on the annual,  worldwide Values
         Survey. These results were attained notwithstanding the restructuring and reengineering in many parts of the Company.

      The Committee also took into account disappointing financial results at American Express Bank, a decline in market share in TRS' core Card business, lack of productivity growth by financial advisors at AEFA, TRS' product development process that remained relatively slow, and the Company's cost structure that remained relatively high.

      Overall, the Company made good progress in 1995 to implement its strategy for reestablishing American Express as a growth company and achieving its vision of becoming the world's most respected service brand. Mr. Golub, along with the Office of the Chief Executive and other top management, led the further implementation of the corporate brand strategy first articulated in 1994 and the transition to a "one Company" structure with business units served by company-wide staff functions. In recognition of these achievements, Mr. Golub's 1995 incentive award was 1.55 times the target value established for such award.

        In February 1995 the Committee granted Mr. Golub long-term incentive awards. The awards consisted of a ten-year nonqualified stock option to purchase 200,000 common shares at fair market value at the date of grant and a PG-VI award with a grant value of $1,000,000. The stock option becomes exercisable over three years. The PG-VI award earns value as described on pages 25-26 and vests and is payable after three years. These awards were consistent with the award reference points established by the Committee as described above.

      The three-year performance period for Performance Grant-IV ("PG-IV") awards granted in May 1993 ended in December 1995. As described on page 22, the Committee amended the original PG-IV award to create two awards, one relating to the 1993 performance period and the other relating to the 1994-95 performance period, to meet the requirements of the Million Dollar Cap. The Committee certified the results against the earnings and ROE goals of the awards and approved a total payout of $2,603,660 for Mr. Golub. The payout reflects adjustments to take into account unusual events, including the spin-off of Lehman Brothers Holdings Inc. ("Lehman"), gains and losses from dispositions, accounting changes and restructuring results.

                                            COMPENSATION AND BENEFITS COMMITTEE

                                            Frank P. Popoff, Chairman
                                            Anne L. Armstrong
                                            Edwin L. Artzt
                                            F. Ross Johnson
                                            Vernon E. Jordan Jr.

      The following table shows, for the fiscal years ending December 31, 1995, 1994 and 1993, the cash and other compensation paid or accrued and certain long-term awards made to the named executives for services in all capacities.


                           SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                              ------------------------------     ---------------------------------
                                                                       AWARDS(4)         PAYOUTS
                                                                 ---------------------  ----------
                                                        OTHER    RESTRICTED             LONG-TERM
 NAME AND PRINCIPAL                                    ANNUAL      STOCK     OPTIONS/   INCENTIVE   ALL OTHER
     POSITION AT                                      COMPENSA-    AWARDS      SARS      PAYOUTS    COMPENSA-
  DECEMBER 31, 1995    YEAR    SALARY($) BONUS($)(2)  TION($)(3)   ($)(5)   (# SHARES)    ($)(6)    TION($)(7)
  ----------------     ----    --------  ----------   ---------- ----------   --------  ----------  ----------
H. Golub.............  1995    $876,923  $1,860,000    $250,017           0   200,000   $2,603,660   $378,344
Chairman and Chief     1994     800,000   2,040,000     236,729           0   228,093    1,799,872    167,474
Executive Officer      1993     776,923   1,850,000     106,086  $3,390,000   456,166      907,842    228,822

K.I. Chenault........  1995     532,692     930,000     202,986     680,000   110,000    1,545,909    177,399
Vice Chairman          1994     475,000     785,000          --     442,498    79,829    1,008,132     69,643
                       1993     443,269     625,000          --     475,000    79,829       84,752     44,718

G.L. Farr............  1995(1)  359,615     930,000     137,620   1,728,150   160,000      520,741    962,503
Vice Chairman          1994          --          --          --          --        --           --         --
                       1993          --          --          --          --        --           --         --

J.S. Linen...........  1995     550,000     605,000     192,995           0    50,000    1,432,015    421,068
Vice Chairman          1994     550,000     850,000     190,733           0    62,723    1,360,226    142,879
                       1993     550,000     660,000      55,307     197,750    62,723      393,870    181,846

D.R. Hubers..........  1995     421,154     650,000      55,119           0    70,000    1,174,027    149,787
President and Chief    1994     400,000     660,000          --           0    79,829      705,175     79,823
Executive Officer-     1993     346,923     450,000          --     468,272    49,037      261,126     65,964
American Express
Financial Corporation

-------------
(1) Reflects compensation starting May 1, 1995, the date Mr. Farr commenced employment with the Company.

(2)   1995 bonuses were paid pursuant to 1995 incentive awards described on page
      17.

(3) Amounts reported in this column for 1995 reflect perquisites, other personal benefits and amounts reimbursed for the payment of taxes. Included is the cost to the Company of the following: for Mr. Golub, local travel allowance of $71,261 (plus $58,304 for the payment of related taxes) and personal travel expenses of $82,097; for Mr. Chenault, local travel allowance of $84,661 (plus $71,684 for the payment of related taxes); for Mr. Farr, local travel allowance of $56,441 (plus $46,179 for the payment of related taxes); for Mr. Linen, local travel allowance of $84,661 (plus $71,684 for the payment of related taxes); and for Mr. Hubers, flexible perquisite allowance of $35,000 and personal travel expenses of $16,243.

(4) Stock-based awards issued under the 1979 and 1989 Long-Term Incentive Plans and outstanding prior to the Lehman spin-off were adjusted in May 1994 by a factor of approximately 1.1404 to preserve the economic value of the awards. The numbers of shares underlying grants of restricted stock, stock options and the exercise prices of stock options are shown in the tables on pages 21 through 24 as adjusted for the spin-off.

(5) Restricted stock awards are valued in the table above at their fair market value based on the per share closing price of the Company's common shares on the New York Stock Exchange on the date of grant. Restricted stock holdings as of December 31, 1995 and their fair market value based on the per share closing price of $41.375 on December 29, 1995 were as follows:

                                           NUMBER OF              VALUE ON
             NAME                       RESTRICTED SHARES     DECEMBER 31, 1995
             -----                       ---------------      ----------------
         H. Golub....................          97,505              $4,034,269
         K.I. Chenault...............          62,765               2,596,902
         G.L. Farr...................          50,000               2,068,750
         J.S. Linen..................          42,195               1,745,818
         D.R. Hubers.................          20,755                 858,738

      Dividends are payable on the restricted shares to the extent and on the same date as dividends are paid on Company common shares. In 1993 Mr. Golub was awarded 114,041 shares of restricted stock which provided for vesting in equal installments on the first four anniversaries of the date of grant. In 1995 Mr. Farr was awarded 50,000 shares of restricted stock which provided for vesting in equal installments on the first two anniversaries of the date of grant.

(6) Includes payouts of a PG-IV award granted to Mr. Farr when he joined the Company in May 1995 and PG-IV awards amended in May 1994 ("Amended PG-IV" awards) originally granted to the other named executives in May 1993. Each PG-IV award consisted of two components. Sixty percent of the target value of each PG-IV award was allocated to a Financial Incentive component, which was valued based on cumulative earnings and return on equity targets for the business segments of the Company or for the Company on a consolidated basis for the period January 1993 to December 1995. Forty percent was allocated to Stock Incentive Units, which were valued based on the Company's average share price during the 60 trading days prior to February 26, 1996.

      PG-IV awards granted to the named executives other than Mr. Farr were split in 1994 into two awards in order to satisfy the Company's policy of excluding compensation from the Million Dollar Cap where the Company's compensation objectives would still be met. The first award covered the 1993 performance period and the second award covered the 1994-95 performance period. The value of the PG-IV awards and the Amended PG-IV awards was adjusted by the Committee to take into account unusual events, including the Lehman spin-off, gains and losses from dispositions, accounting changes and restructuring activities, and additional adjustments were made for Mr. Chenault and one other executive officer to take into account contributions to AEQL and reengineering results.

(7) Amounts reported under "All Other Compensation" for 1995 include the dollar value of the following:

                                                      EMPLOYER
                                                    CONTRIBUTIONS
                                                        UNDER         ABOVE-MARKET                    PAYMENTS IN
                                     PAYMENTS       PROFIT SHARING,    EARNINGS ON    VALUE OF      CONNECTION WITH
                                   UNDER CAPITAL      SAVINGS AND       DEFERRED     SPLIT-DOLLAR    COMMENCEMENT
         NAME                    PARTNERS I AND II   RELATED PLANS    COMPENSATION  LIFE INSURANCE   OF EMPLOYMENT
         -----                   -----------------   --------------  -------------  --------------   --------------
      H. Golub.................       $225,494          $27,373          $58,507        $66,970               --
      K.I. Chenault............        126,566           28,432              825         21,576               --
      G.L. Farr................            -0-              -0-              -0-         62,503         $900,000
      J.S. Linen...............        348,423           22,808           17,603         32,234               --
      D.R. Hubers..............         84,378           23,971            6,779         34,609               --

      Capital Partners I and Capital Partners II are limited partnerships established by Lehman in 1985 and 1988, respectively. Pursuant to these partnerships, senior officers were offered the opportunity to invest in a portfolio of high risk investments. An affiliate of Lehman is the general partner and invested most of the capital of the partnerships. Amounts reported reflect income distributions and distributions related to the liquidation of assets.

      The amount shown for Mr. Farr in the column "Payments in Connection with Commencement of Employment" includes a hiring bonus and an amount to replace certain compensation opportunities lost upon termination of employment with his previous employer. See "Board Compensation Committee Report on Executive Compensation--Executive Officer Compensation for 1995" above.

      The  following  table  contains   information   concerning  the  grant  of
nonqualified  stock options in tandem with stock  appreciation  rights (SARs) in
1995 to the named executives:

                            OPTION/SAR GRANTS IN 1995


                                                   INDIVIDUAL GRANTS (1)
                                 ----------------------------------------------------------
                                   NUMBER OF    % OF TOTAL
                                  SECURITIES  OPTIONS/SARS
                                  UNDERLYING   GRANTED TO                                       GRANT DATE
                                 OPTIONS/SARS   EMPLOYEES    EXERCISE PRICE                       PRESENT
    NAME                          GRANTED (#)    IN 1995         ($/SH)      EXPIRATION DATE    VALUE ($)(2)
    ----                         ------------  ------------  -------------   --------------     -----------
H. Golub......................       200,000        3.4%       $34.000          2/27/05         $2,146,000
K.I. Chenault.................       110,000        1.9         34.000          2/27/05          1,180,300
G.L. Farr.....................       160,000        2.7         34.563           5/1/05          1,649,600
J.S. Linen....................        50,000        0.8         34.000          2/27/05            536,500
D.R. Hubers...................        70,000        1.2         34.000          2/27/05            751,100

-------------
(1) Stock options were granted in February 1995 to Messrs. Golub, Chenault, Linen and Hubers and in May 1995 to Mr. Farr. Options become exercisable in cumulative annual installments of 33 1/3% per year on each of the first three anniversaries of the grant date. These options were granted in tandem with SARs. SARs can be exercised only in very limited circumstances, such as when the option is about to expire, when the participant retires, or, for executive officers, when the related stock option becomes fully exercisable and then only to the extent of 50% of the underlying shares. Upon exercise of an SAR, the holder may receive cash, common shares or other consideration equal in value to (or, at the discretion of the Committee, less than the value of) the difference between the option price and the fair market value of the Company's common shares, and the appropriate portion or all of the related stock option is then cancelled. Upon termination or exercise of any stock option, any tandem SAR automatically terminates.

(2) These values were calculated as of the respective grant dates using a variation of the Black-Scholes option pricing model. The model is a complicated mathematical formula premised on immediate exercisability and transferability of the options, which are not features of the Company's options granted to executive officers and other employees. The values shown are theoretical and do not necessarily reflect the actual values the recipients may eventually realize. Any actual value to the officer or other employee will depend on the extent to which the market value of the Company's common shares at a future date exceeds the exercise price. In addition to the stock prices at grant and the exercise prices, which are identical, and the ten-year term of each option, the following assumptions for modeling were used to calculate the values shown for options granted in February and May 1995, respectively: expected dividend yield (3.59% and 3.49%-- the historic average yield for the most recent 60 months prior to the grant dates), expected stock price volatility (.2623 and .2436--the most recent volatility for the month-end stock prices of the Company's common shares for the 60 months prior to the grant dates), and risk-free rate of return (7.74% and 7.24%-- equal to the yield on a zero-coupon ten-year bond on the option grant dates). The assumptions and the calculations used for the model were provided by an independent consulting firm.

      The following table sets forth information for the named executives regarding the exercise of stock options and/or SARs during 1995 and unexercised options and SARs held as of the end of 1995:

                   AGGREGATED OPTION/SAR EXERCISES IN 1995 AND

                         YEAR-END 1995 OPTION/SAR VALUES


                                                      NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                            UNDERLYING                 IN-THE-MONEY
                                                    UNEXERCISED OPTIONS/SARS           OPTIONS/SARS
                                                      AT DECEMBER 31, 1995        AT DECEMBER 31, 1995(1)
                                                     ------------------------   ---------------------------
                             SHARES
                            ACQUIRED      VALUE
                           ON EXERCISE   REALIZED    EXERCISABLE UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
    NAME                       (#)          ($)          (#)          (#)            ($)           ($)
    -----                   ---------     -------    ----------  ------------    -----------  ------------
H. Golub.................    161,939    $2,303,267     730,815       504,112     $12,845,616    $6,340,943
K.I. Chenault............      5,702        86,220     307,454       189,831       5,137,034     2,035,643
G.L. Farr................          0             0           0       160,000               0     1,089,920
J.S. Linen...............     41,055       630,789     380,898       112,724       6,446,220     1,364,327
D.R. Hubers..............     30,335       497,404     130,004       139,567       2,047,585     1,570,231

-------------
(1) Based on the $41.375 closing price of the Company's common shares on the New York Stock Exchange on December 29, 1995.

      The  following  table sets   forth   information  concerning  the grant of
long-term  incentive  plan  awards in 1995 to the named executives:


                   LONG-TERM INCENTIVE PLANS -- AWARDS IN 1995


                                                                            ESTIMATED FUTURE PAYOUTS
                                                                    UNDER NON-STOCK PRICE-BASED COMPONENT(1)
                                                                     --------------------------------------
                               DOLLAR VALUE($)/         PERFORMANCE
   NAME                       NUMBER OF UNITS(1)          PERIOD    THRESHOLD ($) TARGET ($)    MAXIMUM ($)
   -----                       -----------------        -----------  -----------   ---------   ------------
H. Golub.........PG-VI $600,000  Financial Incentive      1995-97      $450,000     $900,000    $2,700,000
                       13,109    Stock Incentive Units    1995-97            --           --            --
-----------------------------------------------------------------------------------------------------------
K.I. Chenault....PG-VI $360,000  Financial Incentive      1995-97       270,000      540,000     1,620,000
                       7,865     Stock Incentive Units    1995-97            --           --            --
-----------------------------------------------------------------------------------------------------------
G.L. Farr........PG-VI $360,000  Financial Incentive      1995-97       270,000      540,000     1,620,000
                       7,865     Stock Incentive Units    1995-97            --           --            --
                  PG-V $240,000  Financial Incentive      1994-96       120,000      240,000       720,000
                       5,155     Stock Incentive Units    1994-96            --           --            --
                 PG-IV $120,000  Financial Incentive      1993-95        60,000      120,000       360,000
                       3,271     Stock Incentive Units    1993-95            --           --            --
-----------------------------------------------------------------------------------------------------------
J.S. Linen.......PG-VI $285,000  Financial Incentive      1995-97       213,750      427,500     1,282,500
                       6,227     Stock Incentive Units    1995-97            --           --            --
-----------------------------------------------------------------------------------------------------------
D.R. Hubers......PG-VI $285,000  Financial Incentive      1995-97       213,750      427,500     1,282,500
                       6,227     Stock Incentive Units    1995-97            --           --            --
-----------------------------------------------------------------------------------------------------------

(1) Reflects PG-VI awards granted to the named executives in February and May 1995 for the January 1995 to December 1997 performance period. Also reflects a PG-IV award and Performance Grant-V ("PG-V") award granted in May 1995 to Mr. Farr for the January 1993 to December 1995 and January 1994 to December 1996 performance periods, respectively. Mr. Farr's PG-IV award was paid out as described on page 22.

      Performance Grant awards provide competitive compensation to retain participants in the employment of the Company and incentives toward the achievement of Company and business unit goals that are important to shareholders. Each Performance Grant award contains the two components shown in this table, Financial Incentive and Stock Incentive Units components. The Financial Incentive component will earn value based on achievement of the cumulative earnings (or earnings per share) and average return on equity targets for a business segment of the Company or the Company on a consolidated basis, depending on whether the executive is employed by a business unit or the Company. The threshold, target or maximum amounts may be earned if varying combinations of the pre-established cumulative earnings (or earnings per share) and average return on equity targets are met. The component will not earn value unless minimum levels of these performance measures are achieved during the performance period. Each Stock Incentive Unit will earn value equal to the average of the high and low sales prices of the Company's common shares for the 60 trading days prior to the Committee's meeting in February 1998 for PG-VI awards, February 1997 for PG-V awards and February 1996 for PG-IV awards. Minimum performance levels for cumulative earnings and return on equity are required for the Stock Incentive Units of the PG-VI awards to have any value. The Committee has the discretion to make adjustments upward or downward for Mr. Farr's PG-IV and PG-V awards and downward only for executive officers' PG-VI awards to the sum of the value of both components based on its assessment of Company, business unit and individual performance.

      PG-VI awards granted to the Company's executive officers were structured to satisfy requirements for deductibility of "performance-based" compensation under the Million Dollar Cap. Regulations applicable to the Million Dollar Cap permit the value produced by these goals to be adjusted downward only. The threshold, target and maximum estimated future payouts for the Financial Incentive component of each PG-VI award were established as multiples of the dollar grant value of the component to provide the Committee with flexibility to adjust downward the values produced by both components of the award and still maintain the deductibility of the award payments. The final value of the awards (including downward adjustments) will be determined by the Committee based on its assessment of factors such as Company, business unit and individual performance for the 1995-97 performance period.

PERFORMANCE GRAPH

      The graph on the following page compares the cumulative total shareholder return on the common shares of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and the S&P Financials over the same period assuming the investment of $100 in the Company's common shares, the S&P 500 Index and the S&P Financials on December 31, 1990 and the reinvestment of all dividends. On May 31, 1994 the Company distributed to shareholders all of the common stock of Lehman owned by it as a special dividend. The graph accounts for this distribution as though it were paid in cash and reinvested in common shares of the Company.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                 AMONG AMERICAN EXPRESS COMPANY, S&P 500 INDEX,
                               AND S&P FINANCIALS

[The table below contains the data points used in the Performance Graph which appears in the printed Proxy Statement.]


Year-End
Data           1990      1991      1992      1993      1994      1995
----           ----      ----      ----      ----      ----      ----
American
Express      $100.00   $103.57   $129.88   $166.99    $187.73   $268.03

S&P 500
Index        $100.00   $130.34   $140.25   $154.32    $156.42   $214.99

S&P
Financials   $100.00   $150.55   $185.63   $206.11    $198.97   $306.16

PENSION BENEFITS

      The Company maintains the American Express Retirement Plan (the "Retirement Plan"), which provides benefits for eligible employees. Through June 30, 1995 the Retirement Plan was structured as a traditional, defined benefit plan. Effective July 1, 1995, the present value of accrued benefits under the Retirement Plan was converted to a cash balance formula. In addition, the IDS Retirement Plan, another traditional defined benefit plan maintained by American Express Financial Corporation, was merged effective July 1, 1995 into the Retirement Plan and the benefits under the IDS plan were similarly converted.

      Under the cash balance formula, each participant has an account, for record keeping purposes only, to which credits are allocated each payroll period based upon a percentage (the "Applicable Percentage") of the participant's base salary plus bonus paid in the current pay period ("Pensionable Earnings"). The Applicable Percentage is determined by the age and years of service of the participant with the Company and its affiliates as of the end of the current calendar year. The following table shows the Applicable Percentage used to determine credits at the age and years of service indicated.

                   SUM OF AGE PLUS
                   YEARS OF SERVICE        APPLICABLE PERCENTAGE
                   ----------------       ----------------------
                    Less than 35                    2.50%
                    35-44                           3.25
                    45-59                           4.25
                    60-74                           5.75
                    75-89                           8.00
                    90 or more                     10.00

      As of January 1, 1996 the sum of age plus years of service for Messrs. Golub, Chenault, Farr, Linen and Hubers was 70, 60, 56, 80 and 85, respectively.

      In addition, all balances in the accounts of participants earn a fixed rate of interest which is credited annually. The interest rate for a particular year is based on the average of the daily five-year U.S. Treasury Note yields for the previous October 1 through November 30. The minimum interest rate is 5 percent. The maximum rate is 10 percent or the annual maximum interest rate set by the U.S. government for determining lump sum values, whichever is less. For July-December, 1995, the interest rate was 6.96% and for 1996 the interest rate is 5.78%.

      At retirement or other termination of employment, an amount equal to the vested balance then credited to the account is payable to the participant in the form of an immediate or deferred lump sum or annuity for the entire benefit under the Plan. Participants may choose a separate form of payment of the portion of the benefit accrued before July 1, 1995 if the individual participated in the Retirement Plan or the IDS Retirement Plan before July 1, 1995. Annuity payment options available before July 1, 1995 are available for this portion of the benefit.

      The table below sets forth the estimated annual benefit payable to each of the individuals named in the Summary Compensation Table as a single life annuity at age 65 under the Retirement Plan and the American Express Supplemental Retirement Plan (the "Supplement Retirement Plan"). The Supplemental Retirement

Plan is an unfunded, non-qualified deferred compensation arrangement that primarily provides benefits that cannot be payable under a qualified plan like the Retirement Plan because of the maximum limitations imposed on such plans by the Code. The projections contained in the table are based on the following assumptions: 1) employment until age 65 at base salaries in effect at December 31, 1995 with no increase in salary, 2) annual bonuses equal to the average bonus over the last five years (1991 through 1995) for Messrs. Golub, Linen and Chenault; estimated 1996 bonus for Mr. Farr; and the average of 1994 and 1995 bonuses for Mr. Hubers, 3) interest credits at the actual rates, 6.96% for 1995 and 5.78% for 1996, and the minimum rate of 5% for 1997 and later years, and 4) the conversion to a straight life annuity at normal retirement age based on an interest rate of 7% and the 1983 Group Annuity Mortality table, which sets forth generally accepted life expectancies.

      Prior to May 1, 1985 the Company maintained the American Express Funded Pension Plan (the "Funded Pension Plan"), which was terminated effective April 30, 1985. In accordance with applicable federal law, all benefits under the Funded Pension Plan accrued to the date of termination became fully vested and nonforfeitable. Paid-up annuities were purchased from an insurance company to cover vested accrued benefits, except for nominal amounts of vested accrued benefits distributed in cash. Messrs. Linen and Chenault received past service credit for the periods during which they were covered by the Funded Pension Plan for purposes of determining the Applicable Percentage. The table sets forth separately the annual benefit payable by the insurance company as a single life annuity at age 65 to Messrs. Linen and Chenault.

                                RETIREMENT PLAN AND              ANNUAL BENEFITS
                           SUPPLEMENTAL RETIREMENT PLAN            PAYABLE BY
EXECUTIVE OFFICER            ESTIMATED ANNUAL BENEFITS          INSURANCE COMPANY      TOTAL ANNUAL BENEFITS
---------------             ---------------------------        ------------------       ------------------
H. Golub...................           $ 360,258                            $0                  $360,258
K.I. Chenault..............             373,069                         5,747                   378,816
G. L. Farr.................              81,018                             0                    81,018
J.S. Linen.................             634,375                        65,508                   699,883
D.R. Hubers................             260,586                             0                   260,586

      At the time of Mr. Golub's employment by the Company in 1983, the Company entered into a separate unfunded, non-qualified deferred compensation arrangement with him. Under this arrangement, at the time of his retirement the Company will calculate the annual pension benefits that would have been payable to him had he commenced participation in the Retirement Plan and the Supplemental Retirement Plan effective November 1, 1978. The arrangement includes an additional five years of service above his actual service with the Company (five years) and American Express Financial Corporation (seven years) in order to compensate him for benefits he forfeited on termination of his previous employment. For purposes of this arrangement Mr. Golub's opening cash balance account value and the ongoing Applicable Percentage were calculated based upon an additional five years of service. The Company will pay to Mr. Golub an amount on an unfunded basis to the extent of any difference between such calculation and amounts he is eligible to receive under the Retirement Plan and Supplemental Retirement Plan based on his actual years of service under these Plans.

      The Committee approved an unfunded, non-qualified arrangement for Mr. Linen, who in 1990 transferred at the request of the Company from his position at TRS to a position at a predecessor of Lehman. During 1992, Mr. Linen returned to TRS at the Company's request. The arrangement provides that the total of the value of the pension benefits to which he would be entitled at the time of his retirement, plus the value of his base salary and cash bonus received during such employment, would not be lower than would have been the case had he remained in his prior position at TRS. The Committee has retained broad discretion in the methodology for determining the respective values for comparisons and in making any equitable adjustments deemed necessary to carry out the intent of the arrangement.

      In 1995 the Committee approved an unfunded, non-qualified arrangement for Mr. Farr. The arrangement provides for an additional service credit of five years upon the completion of five years of actual service. At the end of five years of service, eligibility for pension benefits and the value of pension benefits will be determined using a hire date five years prior to actual date of hire. The Company will pay to Mr. Farr an amount on an unfunded basis to the extent of any difference between such calculation and amounts he is eligible to receive under the Retirement Plan and Supplemental Retirement Plan based on his actual years of service under these plans.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

      During 1993 the Committee and the Board of Directors adopted a uniform policy for severance arrangements applicable to senior management (including the named executives) of the Company, effective January 1, 1994. In addition, in 1994 the Committee and the Board adopted certain arrangements applicable to senior management and other employees that would be effective upon a change in control of the Company.

      Under the severance policy, in the event that the Company terminates the employment of participating officers for reasons generally other than misconduct, or in the event of a termination by mutual agreement, the officer would be entitled to receive severance payments in installments over a period not to exceed two years, subject to the execution of an agreement and compliance with certain restrictive covenants, including a covenant not to compete or solicit customers or employees, a nondisclosure covenant and a release of claims. If the officer does not comply with these covenants following termination of employment, severance payments will be subject to forfeiture or recovery by the Company. For each named executive, the amount of severance will equal two years' base salary at the then current rate and two times the amount of bonus earned by the executive for the prior year.

      Senior management of the Company, including the named executives, would be entitled to receive the same amount of severance in a lump sum (subject to compliance with certain of the above covenants) if, within two years following a change in control of the Company, the officer is terminated by the Company for reasons generally other than willful misconduct or conviction of a felony or the officer resigns for good reason (the "Termination Conditions"). Good reason means certain reductions in base salary, certain relocations, the assignment of duties materially inconsistent with the duties prior to the change in control, or a significant reduction in the officer's position. A change in control includes the acquisition of beneficial ownership by certain persons of 25% or more of the Company's common shares or all outstanding voting securities of the Company, the current Board members of the Company cease to constitute a majority thereof (except that any new Board member approved by at least a majority of the current Board is considered to be a member of the current Board), or approval by the Company's shareholders of certain reorganizations, mergers, consolidations, liquidations or sales of all or substantially all of the Company's assets.

      If either of the Termination Conditions is met, senior officers, including the named executives, would also receive a pro rata bonus for the year in which the officer is terminated, based on the average of the bonuses paid to the officer for the two years prior to a change in control. The Company would also transfer to the officers the policies under the Company's Key Executive Life Insurance Plan, which currently provides coverage equal to four times annual base salary up to a maximum of $1,500,000. Upon a change in control, the Company would fully fund accrued benefits under the Company's Supplemental Retirement Plan with a lump sum contribution to a trust. If a termination described above occurs within one year following a change in control, such officers would be entitled to an additional benefit under the Supplemental Retirement Plan as though they had been credited with an additional two years of service and age under the American Express Retirement Plan (or one year of credit if the termination occurs between one and two years following a change in control). Upon a change in control, participants in the Company's deferred compensation plans, including the Pay for Performance Deferral Program, would receive an additional credit to their accounts of an amount equal to two years of interest based on the rate for the year prior to the change in control and a lump sum payment of their balances in these plans. Upon a change in control outstanding stock options and restricted stock awards issued under the Company's 1979 and 1989 Long-Term Incentive Plans (other than certain options issued outside of the U.S.) would immediately vest. If either of the Termination Conditions is met, outstanding Performance Grant awards under the 1989 Plan would immediately vest and a pro rata amount would be paid based on an award period ending on the date of termination of employment. Generally, to the extent necessary to avoid the disallowance of the deductibility of payments or benefits under the plans or programs described above, such payments or benefits will be reduced to a level such that they will not constitute parachute payments within the meaning of
Section 280G of the Code.

                     CERTAIN TRANSACTIONS AND OTHER MATTERS

      In the ordinary course of business, the Company and its subsidiaries from time to time engage in transactions with other corporations or financial institutions whose officers or directors are directors or officers of the Company or a subsidiary. Transactions with such corporations and financial institutions are conducted on an arm's-length basis and may not come to the attention of the directors or officers of the Company or of the other corporations or financial institutions involved.

      From time to time executive officers and directors of the Company and their associates may be indebted to certain subsidiaries of the Company under lending arrangements offered by those subsidiaries to the public. For example, such persons may during the past year have been indebted to American Express Centurion Bank for balances on the Optima Card and may be similarly indebted to other subsidiaries of the Company during 1996. Such indebtedness is in the ordinary course of the Company's business, is substantially on the same terms, including interest rates, as those prevailing at the time for comparable transactions with other persons, and does not involve a more than normal risk of collectibility or present other features unfavorable to the Company. The Company and its subsidiaries and affiliates, in the ordinary course of business, may have individuals in their employ who are related to executive officers or directors of the Company. These individuals are compensated commensurate with their duties. In addition, such executive officers, directors and associates may engage in transactions in the ordinary course of business involving other goods and services provided by the Company and its subsidiaries, such as travel, insurance and investment services, on terms similar to those extended to employees of the Company generally.

      In the ordinary course of business, the Company and its subsidiaries maintain various arm's-length relationships with Berkshire Hathaway Inc. ("Berkshire"), FMR Corp. or companies in which they have substantial equity positions, including the relationships described below. Some of these companies are service establishments that accept the American Express Card for charges for goods and services and pay TRS fees when the Card is used and may enter into joint marketing arrangements from time to time. TRS provides Corporate Card and travel services to, and sells American Express(R) Travelers Cheques through, a number of these companies and receives fees and commissions for these products and services. A company in which Berkshire has a substantial equity position is a participating airline in TRS' Membership Rewards program and receives payments from TRS in connection with such participation. The Company and its subsidiaries also engage in banking, finance, advisory, securities brokerage or other commercial transactions with companies in which Berkshire has a substantial equity position and pay or receive fees in connection with these transactions.

      In 1995 the Company sold put options on its common shares, including 2.55 million options with a weighted average strike price of $38.91 per share which were sold to a firm in which Berkshire has a substantial equity position. The Company received premium payments of $4.71 million for these options. In addition, during 1995 the Company purchased an aggregate 1.6 million of its common shares at an average per share price of $39.71 pursuant to the exercise of put options previously sold to such firm. Further, in early 1996 the Company entered into a transaction with such firm in order to hedge a portion of its position in shares of First Data Corporation common stock. Pursuant to this transaction, the Company purchased 2,530,000 put options with a weighted average strike price of $66.36 and sold 2,530,000 call options with a weighted average strike price of $70.34. The Company paid a net premium of approximately $3,300,000 in connection with this transaction.

      During 1995, in connection with its ongoing program of repurchasing Company shares, the Company purchased a total of 180,000 Company common shares from Fidelity Capital Markets, a subsidiary of FMR. The average price paid per share was $39.09, reflecting the prevailing open market prices at the time of purchase. The Company also paid a brokerage commission of four cents per share.

      In 1983 the shareholders of the Company approved the adoption of the Stock Purchase Assistance Plan ("SPAP") with the purpose of encouraging members of senior management to increase their proprietary interest in the future performance of the Company by providing full recourse loans to key employees for exercising stock options (and/or for paying any taxes in respect thereof) or for buying Company common shares at fair market value from the Company or in the open market. The SPAP is administered by the Compensation and Benefits Committee or its delegate. The maximum aggregate borrowing authority under SPAP is presently $30 million. Under the terms of SPAP, eligible key employees (approximately 175 persons, including those named in the Summary Compensation Table on page 21) may borrow a maximum of 300 percent of their respective annual base salaries, provided that such persons furnish sufficient collateral under guidelines established from time to time by the Committee (presently 100 percent of the amount of the loan on the date of grant). Such loans currently have five-year maturities, bear interest payable quarterly at a variable rate of two percentage points below the prime rate of a major New York City bank, and are payable in full upon the occurrence of certain events, including termination of employment. Based on the current prime rate, such loans bear interest at the rate of 6.25 percent per annum. During 1995 Messrs. Linen and Hubers had a maximum amount outstanding under SPAP of $479,008 and $205,318, respectively. As of March 4, 1996 Mr. Hubers' indebtedness was the same, and Mr. Linen had repaid his loan in full. For all executive officers as a group, the maximum aggregate amount outstanding during 1995 under SPAP was $3,146,977.92, and as of March 4, 1996 the aggregate amount outstanding was $1,764,449.

      Two purported shareholder derivative actions, now consolidated, were brought in October 1990 in New York State Supreme Court, and three purported derivative actions, also consolidated, were brought in early 1991 in the United States District Court for the Southern District of New York against all of the then current directors, certain former directors and certain former officers and employees of the Company. The consolidated state court complaint alleges that the defendants breached their duty of care in managing the Company, purportedly resulting in losses and in the Company's payment of $8 million in July 1989 to certain charities agreed to by the Company and Edmond J. Safra. Plaintiffs in the state court action seek a declaratory judgment, unspecified money damages and an accounting. The federal actions were dismissed in December 1993, and the dismissal was upheld by the Second Circuit Court of Appeals in November 1994. Plaintiffs in the federal action subsequently commenced another state court action raising the same allegations as the consolidated state court complaint.

      A purported shareholder derivative action was brought in June 1991 in the United States District Court for the Eastern District of New York against the then current directors of the Company. In January 1992 this action was transferred to the United States District Court for the Central District of California for coordinated or consolidated proceedings with all other federal actions related to First Capital Holdings Corp. ("FCH"). The complaint alleges that the Board of Directors should have required Lehman to divest its investment in FCH and to write down its investment sooner. In addition, the complaint alleges that the failure to act constituted a waste of corporate assets and caused damage to the Company's reputation. The complaint seeks a judgment declaring that the directors named as defendants breached their fiduciary duties and duties of loyalty and requiring the defendants to pay money damages to the Company and remit their compensation for the periods in which the duties were breached, attorneys' fees and costs and other relief.

      The Company contests the allegations made in the above actions.

                              SELECTION OF AUDITORS

      The Board of Directors recommends to the shareholders their ratification of its selection of Ernst & Young LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 1996. The following resolution will be offered at the shareholders' meeting:

      RESOLVED, that the appointment by the Board of Directors of Ernst & Young LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 1996 is ratified and approved.

      In the event the shareholders fail to ratify the appointment, the Board of Directors will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board feels that such a change would be in the best interests of the Company and its shareholders.

      Ernst & Young LLP or a predecessor firm has been serving as the Company's independent auditors since 1975. Ernst & Young LLP follows a policy of rotating the partner in charge of the Company's audit every seven years. Other partners and non-partner personnel are rotated on a periodic basis. The Company paid Ernst & Young LLP the sum of $9.9 million for the firm's 1995 annual examination of the financial statements of the Company and its subsidiaries.

      A representative of Ernst & Young LLP will be present at the shareholders' meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                 PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S
                          1989 LONG-TERM INCENTIVE PLAN

      In April 1989 the Company's shareholders approved the 1989 Long-Term Incentive Plan (the "1989 Plan") and authorized 30 million shares for issuance thereunder. In April 1993 the shareholders approved an additional 23.5 million shares for issuance under the 1989 Plan. In addition, in 1994 the Board increased the share reserve under the 1989 Plan to reflect the adjustments to awards outstanding at the time of the Lehman spin-off to preserve the economic value of the outstanding awards. As of March 4, 1996 approximately 7.8 million shares remained available for issuance in connection with future grants.

      On February 26, 1996 the Board of Directors amended the 1989 Plan, subject to shareholder approval, to:

      -- Authorize  23.7  million  additional  shares for future  awards.  These additional shares represent approximately 4.9% of the Company's outstanding common shares as of the date of this Proxy Statement. The Board of Directors believes that this additional share reserve is necessary to continue to provide competitive long-term incentive awards to key employees that are linked to the creation of shareholder value.

      -- Specify  performance  criteria and limits for certain  award grants and payouts. These amendments are intended to meet the technical requirements of the Million Dollar Cap and will enable the Company to continue to deduct for tax purposes certain compensation paid to the Company's chief executive officer ("CEO") and the four highest compensated executives other than the CEO named in the proxy statement (the "covered executives"). The amendments are not intended to result in compensation above the level that would otherwise be provided without the amendments.

      The full text of the 1989 Plan, with the proposed amendments, is attached to this Proxy Statement as Exhibit A. The principal features of the 1989 Plan and the proposed amendments are described below, but such description is qualified in its entirety by reference to the text. The amendments will not become effective unless shareholder approval is obtained.

      As part of its previously announced share repurchase program, the Company currently intends to continue its practice of minimizing the dilutive effect of the 1989 Plan and other stock-based programs through the acquisition of shares to offset share issuances. Since September 1, 1994 the Company has purchased
43.2 million common shares and is currently authorized to purchase an additional
16.8 million common shares.

1989 PLAN DESCRIPTION

      The primary objective of the 1989 Plan is to advance the interests of the Company and its shareholders by providing incentives to key employees and certain other individuals who perform services for the Company and its affiliates ("Participants"), including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company and its affiliates.

      The 1989 Plan is administered by the Compensation and Benefits Committee of the Board of Directors (the "Committee"), which is comprised exclusively of non-employee directors. The 1989 Plan provides for the granting of stock options, stock appreciation rights, restricted stock, performance grants and other awards deemed by the Committee to be consistent with the purposes of the 1989 Plan (collectively or individually, "Awards"). Certain Awards under the 1989 Plan may be paid in cash, common shares, other Company securities (such as debentures, preferred stock, warrants, convertible securities and other securities issued by the Company or an affiliate ("Other Company Securities")) or other property as determined by the Committee. The Committee has exclusive discretion to select the Participants to whom Awards will be granted and to determine the type, size and terms of each Award, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the 1989 Plan. The Committee has the authority to administer, construe and interpret the 1989 Plan, and its decisions are final, binding and conclusive.

      Common shares and Other Company Securities that are equity securities issued under the 1989 Plan may be newly issued shares, treasury shares, reacquired shares or any combination thereof. Awards denominated solely in common shares (such as shares of restricted stock or stock options) will initially be counted against the plan maximum upon grant of the Award based upon the maximum number of common shares underlying the Award. Other Company Securities that are convertible into or exchangeable for common shares will be counted against the maximum at the date of grant based upon the maximum number of common shares that may be issued upon conversion or exchange. Other Company Securities that are equity securities and not convertible into or exchangeable for common shares will be counted against the maximum at the date of grant based on the number of shares issued. If any common shares or Other Company Securities subject to repurchase or forfeiture rights are reacquired by the Company or if any Award is cancelled, terminates, expires unexercised or is paid in consideration other than common shares or Other Company Securities, the common shares or Other Company Securities which were issued, would otherwise have been issuable, or which were otherwise underlying the Award will become available for new Awards. In addition, common shares or Other Company Securities withheld by or tendered to the Company in connection with the payment of the exercise price of an Award or the satisfaction of tax withholding obligations will be available for issuance under new Awards.

AWARDS UNDER THE 1989 PLAN.

      STOCK OPTIONS. A stock option ("Option"), which may be a non-qualified or an incentive stock option, is the right to purchase a specified number of common shares at a price ("Option Price") fixed by the Committee. The Option Price paid to the Company may be no less than the fair market value of the underlying common shares on the date of grant. As a consequence Options benefit the Participant only when a rising stock price benefits all common shareholders.

      Options are not transferable during the Participant's lifetime and will generally expire not later than ten years after the date on which they are granted. Options become exercisable at such times and in such installments as the Committee shall determine. Payment of the Option Price must be made in full at the time of exercise in cash, by tendering to the Company common shares having a fair market value equal to the Option Price, or by other means that the Committee deems appropriate.

      No Option may be exercised unless the holder has been, at all times during the period from the date of grant through the date of exercise, employed by or performing services for the Company or one if its affiliates, provided that the Committee may determine that such exercise may be made for certain periods following the date on which a Participant ceases to be employed by or performing services for the Company or one of its affiliates by reason of a period of Related Employment (as defined in the 1989 Plan), retirement, disability or death.

      STOCK APPRECIATION RIGHTS. A stock appreciation right ("SAR") may be granted alone or in tandem with Options or other Awards. Upon exercise of an SAR, the holder must surrender the SAR and surrender unexercised any related Option or other Award, and the holder will receive, at the election of the Committee, cash, common shares, Other Company Securities or other consideration equal in value to (or, in the discretion of the Committee, less than) the difference between the exercise price or Option Price per share and the fair market value per share on the last business day preceding the date of exercise, multiplied by the number of shares subject to the SAR or Option or other Award. A Participant to whom an Award of an Option or SAR is made has no rights as a shareholder with respect to any common shares issuable pursuant to any such Option or SAR until the date of issuance of a share certificate or the posting of an uncertificated book entry memo position on the records maintained by the Company's transfer agent and registrar, as the case may be, with respect to such shares upon payment of the Option Price or settlement of the SAR.

      RESTRICTED STOCK. A restricted stock Award is an award of common shares which are subject to a restriction against transfer (except in the case of death) for a restricted period specified by the Committee. In the event a Participant's employment with the Company and its affiliates terminates prior to the end of the restricted period (except by reason of Related Employment), the Company has the option to cancel all or a portion of the shares. Prior to the expiration of the restricted period, a Participant who has received a restricted stock Award has the right to vote and to receive dividends on the shares subject to the Award.

      PERFORMANCE GRANTS. Performance grants ("Performance Grants") are awards whose final value, if any, is determined by the degree to which specified performance objectives are achieved during a specified period, subject to such adjustments as the Committee may approve based on relevant factors. Performance objectives are established by the Committee and may be based upon specified Company, business unit, Participant and/or other performance objectives. The Committee may make such adjustments in the computation of any performance measure as it deems appropriate. The maximum value of an Award may be a fixed dollar amount, an amount that varies from time to time based on the value of a common share, or an amount that is determinable from other criteria specified by the Committee.

Payment under an Award may vest over a period of time after the final value is determined.

      Performance Grants may be awarded alone or in conjunction with other Awards. The Committee will generally determine the value of a Performance Grant as soon as practicable after the end of the performance period or may determine value based upon a portion of the performance period upon earlier termination of the Participant's employment or performance of services including by reason of death, disability or retirement. The Committee may, however, determine the value of the Performance Grant and pay it out at any time during the performance period.

      The rights of a Participant in a Performance Grant are provisional and may be cancelled or paid in whole or in part if the Participant's continuous employment with, or performance of services for, the Company and its affiliates terminates during the performance period, except termination by reason of a period of Related Employment.

      Payment of an Award such as a Performance Grant may be made in cash, common shares, Other Company Securities or other property or a combination thereof as determined by the Committee. Deferred payments may be made in installments with a return calculated on the basis of one or more investment equivalents, as determined by the Committee in its discretion.

OTHER PROVISIONS

      Under the 1989 Plan, if there is any change in the outstanding common shares by reason of any stock split, stock dividend, combination, subdivision or exchange of shares, recapitalization, merger, consolidation, reorganization or other extraordinary or unusual event, the Committee may direct that appropriate changes be made in the number or kind of securities that may be issued under the 1989 Plan and in the terms of outstanding Awards. As described above, the Committee adjusted outstanding Awards to preserve the economic value of the Awards following the spin-off of Lehman. The Committee has the discretion to make appropriate changes in some or all Awards, consistent with the purposes of the 1989 Plan, and under certain circumstances to make appropriate upward or downward adjustments in Awards (e.g., based upon job changes or transfers between units of the Company), without the consent of Award holders.

      Generally, a Participant's rights under the 1989 Plan may not be assigned or transferred (except in the event of death). The Committee may permit a Participant to pay taxes required to be withheld with respect to an Award in any appropriate manner, including, without limitation, by the surrender to the Company of common shares owned by such person.

      The expenses of the 1989 Plan are borne by the Company and participating affiliates. Approximately 6,000 persons are eligible to receive Awards under the 1989 Plan. The 1989 Plan will terminate on April 23, 1999 unless extended for up to an additional five years by action of the Board of Directors of the Company. The Board of Directors may amend the 1989 Plan for any purpose consistent with the goals of the 1989 Plan, but no such amendment shall be effective unless and until the same is approved by shareholders of the Company where the absence of shareholder approval would adversely affect the compliance of the 1989 Plan with Rule 16b-3 under the Securities Exchange Act of 1934 or other applicable law or regulation.

THE PROPOSED AMENDMENTS

      ADDITIONAL SHARES. Because of the limited number of remaining shares, the Board of Directors believes it is appropriate at this time to authorize additional shares for future awards. The 23.7 million shares for which approval is sought represent approximately 4.9% of the Company's outstanding common shares as of the date of this Proxy Statement. The awards provided by the 1989 Plan are designed to align executive and shareholder interests and to enable the Company to attract, motivate and retain experienced and highly qualified individuals.

      MILLION DOLLAR CAP. As described on page 16 of this Proxy Statement, the Million Dollar Cap limits the Company's tax deduction to $1 million per year for certain compensation paid to each of the Company's covered executives. This limitation does not apply to "performance-based compensation." Options and SARs may qualify as performance-based compensation if shareholders approve a maximum limit on the number of shares underlying such awards that may be granted to any Participant over a specified period. Other Awards may qualify as performance-based compensation if payment under such Awards is made (i) on account of the achievement of one or more objective performance goals established by a compensation committee consisting exclusively of two or more outside directors (such as the Committee), (ii) pursuant to certain terms approved by shareholders, including the maximum amount payable to any individual and performance goals to be used, and (iii) following certification by such a compensation committee that the performance goals and other material conditions precedent to payment have been satisfied. Consistent with the Company's policy described on page 16, from time to time the Committee may grant Awards under the 1989 Plan which do not qualify as performance-based compensation, in which case the compensation paid under these Awards is subject to the Million Dollar Cap.

      Since the Million Dollar Cap became effective, the Company has been operating under transition rules that do not require shareholder approval of maximum limits and performance standards for Awards to be treated as performance-based compensation. However, this transition period will end with shareholder approval of additional shares for the 1989 Plan. Accordingly, the Board of Directors is seeking shareholder approval of amendments to the 1989 Plan to permit the Company to continue to deduct for tax purposes compensation paid to covered executives under awards that qualify as performance-based compensation ("Qualifying Awards").

      The amendments provide that two types of Qualifying Awards may be granted under the 1989 Plan. The first type is Options and SARs. Commencing with calendar year 1996, the maximum number of common shares underlying Options and SARs that may be granted to any Participant in any calendar year is limited to 500,000, subject to anti-dilution adjustments as provided in the 1989 Plan. This limitation is required for Options and SARs issued under the 1989 Plan to qualify as performance-based compensation.

      The second type includes Performance Grants and any other Award (other than Options and SARs) whose payment is conditioned upon the attainment of specific amounts of or changes in one or more of the following performance objectives: revenues, earnings, shareholders' equity, return on equity, assets, return on assets, capital, return on capital, book value, economic value added, operating margins, cash flow, shareholder return, expenses or market share. The Committee may require that payment of this kind of Qualifying Award be subject to other conditions, such as completion of a period of service, even if the performance objectives specified in the Award are satisfied. In addition, the Committee shall have the discretion, by Participant and by Award, to reduce (but not to increase) some or all of the amount that would otherwise be payable under the Qualifying Award upon satisfaction of the performance objectives and other conditions. In making such determination, the Committee may take into account such factors as it determines are appropriate, including but not limited to Company, business unit and individual performance. Since the Million Dollar Cap became effective, the Committee has granted annual incentive awards and various Performance Grant awards (such as PG-VI) that qualify as performance-based compensation. These types of awards are described on pages 17-18 and 25-26 of this Proxy Statement.

      Under all Qualifying  Awards of the second type, in any one calendar year:
(i) no Participant may be paid cash, common shares, Other Company Securities or other property (other than shares of Restricted Stock) or any combination of the foregoing with a value (as determined by the Committee) in excess of $6.5 million and (ii) no Participant may receive more than 100,000 shares of Restricted Stock, subject to anti-dilution adjustments as provided in the 1989 Plan. For purposes of the foregoing, the amount paid or received in any calendar year under a Qualifying Award is deemed to be the value earned under such award based upon the attainment of performance objectives and any downward adjustments, as determined by the Committee, as of the date of Committee determination. These limitations apply only to Qualifying Awards granted on and after the date of the 1996 Annual Meeting. Amounts paid pursuant to Awards granted prior to that date will not be counted toward or subject to such limits.

      The maximum amounts described above do not increase the total amount of compensation that may be paid under the 1989 Plan. Nor are they designed to provide any compensation to any Participant above the level that otherwise would be provided without the amendments. The maximum levels established by the amendments are designed to preserve flexibility and have been established at levels that will enable the Company to comply with the technical provisions of the Million Dollar Cap and preserve the deductibility of performance-based compensation paid to the covered executives. The tax benefits derived from such deductions preserve corporate assets and benefit the Company and its shareholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS

      Tax counsel for the Company has advised that under current law certain of the federal income tax consequences to Participants and their employers of Options granted under the 1989 Plan should generally be as set forth in the following summary. (For purposes of this discussion, the term "employer" shall be deemed to include the employer of an employee optionee and the taxpayer for whom a non-employee optionee performs services.)

      An employee to whom an incentive Option which qualifies under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), is granted will not recognize income at the time of grant or exercise of such Option. No federal income tax deduction will be allowable to the employee's employer upon the grant or exercise of such Option. However, upon the exercise of an incentive Option, special alternative minimum tax rules apply for the employee. When the employee sells such shares more than one year after the date of transfer of such shares and more than two years after the date of grant of such Option, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sales price of such shares and the Option exercise price. If the employee does not hold such shares for this period, when the employee sells such shares, the employee will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and regulations thereunder. Subject to applicable provisions of the Code and regulations thereunder, including Section 162(m) of the Code, the employee's employer will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

      An individual to whom a non-qualified Option (which is treated as an option for federal income tax purposes) is granted will not recognize income at the time of grant of such Option. When such optionee exercises such non-qualified Option, the optionee will recognize ordinary compensation income equal to the difference, if any, between the Option Price paid and the fair market value, as of the date of Option exercise, of the shares the optionee receives. The tax basis of such shares to such optionee will be equal to the Option Price paid plus the amount includable in the optionee's gross income, and the optionee's holding period for such shares will commence on the day on which the optionee recognized taxable income in respect of such shares. Subject to applicable provisions of the Code and regulations thereunder, including those under Section 162(m) of the Code, the employer of such optionee will generally be entitled to a federal income tax deduction in respect of non-qualified Options in an amount equal to the ordinary compensation income recognized by the optionee. Any compensation includable in the gross income of an employee in respect of a non-qualified Option will be subject to appropriate federal income and employment taxes.

      The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of Options or their employers or to describe tax consequences based on particular circumstances and does not address Awards other than Options. It is based on federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.

ACCORDINGLY,  YOUR  BOARD  OF  DIRECTORS  RECOMMENDS  A VOTE  FOR THE  FOLLOWING
RESOLUTION:

      RESOLVED, that, effective as of April 22, 1996, the amendments to the Company's 1989 Long-Term Incentive Plan described in the Company's Proxy Statement dated March 11, 1996 are approved.

                              SHAREHOLDER PROPOSALS

      Management receives proposals during the year from shareholders, some of which may be either implemented by management or withdrawn by the proponent after review and discussion and therefore need not be presented to shareholders in the proxy statement.

PROPOSAL RELATING TO CERES PRINCIPLES

      A proposal to endorse the CERES Principles was filed by the American Baptist Home Mission Society and other religious groups. The proponents have agreed to withdraw the proposal from this year's proxy material in exchange for the Company's commitment to maintain its dialogue with the proponents in an effort to seek common ground on this issue. A representative of the CERES
Principles is expected to attend the Company's Annual Meeting and speak on behalf of the Principles.

PROPOSAL RELATING TO DIRECTORS' RETIREMENT BENEFITS

      A proposal to repeal directors' retirement benefits submitted by William Steiner, 4 Radcliff Drive, Great Neck, New York 11024, was withdrawn in consideration of the Company's decision to not grant benefits under the Retirement Plan for Non-Employee Directors to future non-employee directors.

PROPOSAL RELATING TO CHANGE-IN-CONTROL ARRANGEMENTS

      A proposal relating to future compensation arrangements contingent upon a change in control submitted by Kenneth Steiner, 14 Stoner Avenue, Suite 2-M, Great Neck, New York 11021, was withdrawn following a discussion concerning management's views regarding change-in-control compensation arrangements.

PROPOSAL RELATING TO POLITICAL NON-PARTISANSHIP

      The Company received a proposal from Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, asking that the Company affirm its political non-partisanship by avoiding such practices as having supervisors furnish political contribution cards of a single political party to employees, bundling individual employee contributions, requesting employees to issue contribution checks blank as to payee, distributing one party's cards at management meetings and placing a preponderance of one party's cards at employee mail stations.

      The Company agrees that the foregoing practices are potentially coercive and prohibits such practices. The Company feels that employees should be free to support the candidates or parties of their choice in an atmosphere free from undue influence. In light of the Company's agreement with the proposal, the proponent withdrew the proposal.

      Other resolutions from shareholders, such as the one presented below, are regarded by management as being not in the best interests of the Company and its shareholders, and are presented to the shareholders for a vote.

SHAREHOLDER PROPOSAL

      Mr. John J. Gilbert and/or Ms. Margaret R. Gilbert, 29 East 64th Street, New York, New York 10021-7043, record owners of 360 shares and representing additional family interests of 266 shares, will cause to be introduced from the floor the following resolution:

      "RESOLVED: That the stockholders of American Express Company, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

SHAREHOLDERS' REASONS IN SUPPORT OF PROPOSAL:

      "Continued very strong support along the lines we suggest were shown at the last annual meeting when 32%, approximately 3,500 owners of 122,434,626 shares, were cast in favor of this proposal. The vote against included 3,619 unmarked proxies.

      "A law enacted in California provides that all state pension holdings and state college funds, invested in shares, must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

      "The National Bank Act provides for cumulative voting. Unfortunately, in many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. Unfortunately, in many cases authorities come in after and say the director or directors were not qualified. We were delighted to see that the SEC has finally taken action to prevent bad directors from being on the boards of public companies.

      "We think cumulative voting is the answer to find new directors for various committees. Additionally, some recommendations have been made to carry out the CERES 10 points. The 11th should be, in our opinion, having cumulative voting and ending stagger systems of electing directors.

      "When Alaska became a state it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. Also, the huge derivative losses might have been prevented with cumulative voting.

      "Many successful corporations have cumulative voting. For example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example is Ingersoll-Rand, which has cumulative voting and won two awards. In FORTUNE magazine it was ranked second in its industry as `America's Most Admired Corporations' and the WALL STREET TRANSCRIPT noted `on almost any criteria used to evaluate management, Ingersoll-Rand excels.' Also, in 1994 and 1995 they raised their dividend. In the recent Lockheed-Martin merger they put in that if any one has 40% of the shares cumulative voting would apply. We believe that American Express should follow these examples.

      "If you agree, please mark your proxy FOR; if you disagree mark AGAINST.
NOTE: PROXY OR PROXIES NOT MARKED WILL BE VOTED AGAINST THIS RESOLUTION."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

      Similar proposals with respect to cumulative voting have been presented by the proponent at many of the Company's previous Annual Meetings and have been rejected by the shareholders each time. Your management remains committed to the view that the present system of voting for directors provides the best assurance that the decisions of the directors will be in the interests of all shareholders, as opposed to the interests of special interest groups.

      Cumulative voting makes it possible for a special interest group to elect one or more directors beholden to the group's narrow interests, thereby introducing the likelihood of factionalism and discord within the Board that may undermine its ability to work effectively on behalf of the interests of all of the shareholders. The present system of voting utilized by the Company and by most leading corporations prevents the `stacking' of votes behind potentially partisan directors. The present system thus promotes the election of a more effective Board in which each director represents the shareholders as a whole.

      Avoidance of the destructive potential of cumulative voting is key to the Company's goal of promoting shareholder value. The size and diversity of the Company require a cohesive group of directors able to work together effectively for the benefit of all shareholders.

ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

NOMINATIONS, OTHER BUSINESS AND DEADLINE FOR SHAREHOLDER PROPOSALS

      Under an amendment to the Company's By-Laws adopted in July 1994, nominations for director may be made only by the Board or a Board committee or by a shareholder entitled to vote in accordance with the following procedures. A shareholder may nominate a candidate for election as a director at an annual meeting of shareholders only by delivering notice to the Company not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting, except that if the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice must be received not later than the tenth day following the earlier of the date notice of the meeting is first given or announced publicly. With respect to a special meeting called to elect directors, a shareholder must deliver notice not later than the tenth day following the earlier of the date notice of the meeting is first given or announced publicly. Any shareholder delivering notice of nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected.

      The By-Laws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting (which includes shareholder proposals that the Company is required to set forth in its proxy statement under SEC Rule 14a-8) or as otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote in accordance with the following procedures. A shareholder may bring business before an annual meeting only by delivering notice to the Company within the time limits described above for delivering notice of a nomination for the election of a director at an annual meeting. Such notice must include a description of and the reasons for bringing the proposed business before the meeting, any material interest of the shareholder in such business and certain other information about the shareholder. These requirements are separate and apart from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's proxy statement under SEC Rule 14a-8.

      A copy of the full text of the By-Law provisions discussed above may be obtained by writing to the Secretary of the Company.

      The Company's 1997 Annual Meeting of Shareholders will be held on April 28, 1997. Shareholders who intend to present a proposal for action at that meeting to be included in the Company's proxy statement must submit their proposals to the Secretary of the Company on or before November 12, 1996.

CERTAIN FILINGS

      Under SEC rules relating to the reporting of changes of beneficial ownership of Company securities, reports relating to the following transactions were not timely filed due to inadvertence: three reports pertaining to six share transactions by the wife of Michael P. Monaco, an executive officer, under the Company's employee benefit plans; and one report pertaining to shares acquired in December 1990 by Mr. Bowen. Upon discovery of these oversights all of these share transactions were correctly reported.

                   DIRECTORS AND OFFICERS LIABILITY INSURANCE

      The Company has purchased a directors and officers liability insurance policy from Aetna Casualty and Surety Company which provides coverage for directors and elected and appointed officers of the Company and its subsidiaries in certain situations in which the Company or its subsidiaries are not permitted to indemnify directors or officers under applicable law. For situations where the Company or its subsidiaries are permitted to indemnify directors or officers, the Company has purchased an insurance policy from Amexco Insurance Company, a wholly-owned subsidiary of the Company. The Company has also purchased excess coverage from Lloyds, Aetna Casualty and Surety Company, Reliance Insurance Company, CNA Insurance Company, Zurich Insurance Company, Chubb Insurance Company and A.C.E. Insurance Company (Bermuda) Ltd. The inception date of these policies is March 31, 1995. These policies insure the Company and its subsidiaries for amounts they are permitted to pay as indemnification to directors or officers for legal fees or judgments, and also insure the officers and directors for situations in which the Company is not permitted to provide indemnification. The annualized premiums for these policies were approximately $2.3 million in 1995. Each major subsidiary pays its proportionate share of the premium. The current policies are due to expire on March 31, 1996, and similar coverage is expected to be renewed.

      The Company has also obtained an insurance policy, dated March 31, 1995, from National Union Fire Insurance Company of Pittsburgh which provides coverage for directors and employees who are fiduciaries of the Company's employee benefit plans against expenses and defense costs incurred as a result of alleged breaches of fiduciary duty as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company has also purchased excess coverage from Zurich Insurance Company. This policy is also dated March 31, 1995. The annualized premium for these policies in 1995 was approximately $260,000.

      In accordance with the indemnification provisions of the Company's By-Laws, in 1995 and early 1996 the Company advanced approximately $18,000 in legal fees and expenses on behalf of the Company's current and former directors and officers in connection with the derivative actions described on page 33 of this proxy statement.

                                     * * * *

      Management does not know of any business to be transacted at the meeting other than as indicated herein. However, certain shareholders may present topics for discussion from the floor. Should any matter other than as indicated herein properly come before the meeting for a vote, the persons designated as proxies will vote thereon in accordance with their best judgment.

      You are urged to sign, date and return the enclosed proxy in the prepaid envelope provided for such purpose. Prompt return of your proxy may save your Company the expense of a second mailing.

      We encourage all shareholders to attend the Annual Meeting of Shareholders on April 22, 1996. If you will need special assistance at the meeting because of a disability or if you desire this document in an alternative accessible format, please contact Stephen P. Norman, Secretary, American Express Company, 200 Vesey Street, New York, New York 10285-5005. Because space may be limited, we hope that registered shareholders will give us advance notice of their plans by marking the box provided on the proxy card.

                                                       HARVEY GOLUB
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                                                       EXHIBIT A

                            AMERICAN EXPRESS COMPANY
                          1989 LONG-TERM INCENTIVE PLAN

             [Sentences or paragraphs containing proposed amendments
                           appear in bold-face type.]

      1. PURPOSE. The purpose of the 1989 Long-Term Incentive Plan (the "Plan") is to advance the interests of American Express Company (the "Company") and its shareholders by providing incentives to certain key employees of the Company and its affiliates and to certain other key individuals who perform services for these entities, including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company and its affiliates.

      2. ADMINISTRATION. The Plan shall be administered solely by the Compensation and Benefits Committee (the "Committee") of the Board of Directors (the "Board") of the Company, as such Committee is from time to time constituted, or any successor committee the Board may designate to administer the Plan. If at any time Rule 16b-3 or any successor rule ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), so permits without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3, the Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, and to such person or persons as it may determine in its discretion, as it relates to persons not subject to Section 16 of the Exchange Act (or any successor provision). THE MEMBERSHIP OF THE COMMITTEE OR SUCH SUCCESSOR COMMITTEE SHALL BE CONSTITUTED, AND THE COMMITTEE'S DELEGATION OF ADMINISTRATION SHALL BE LIMITED, SO AS TO COMPLY AT ALL TIMES WITH THE APPLICABLE REQUIREMENTS OF RULE 16B-3 AND TO PERMIT THE AWARD OF "PERFORMANCE-BASED COMPENSATION" UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE REGULATIONS THEREUNDER ("SECTION 162(M)"). No member of the Committee shall be eligible or have been eligible within one year prior to his appointment to receive awards under the Plan ("Awards") or to receive awards under any other plan, program or arrangement of the Company or any of its affiliates if such eligibility would cause such member to cease to be a "disinterested person" under Rule 16b-3; provided that if at any time Rule 16b-3 so permits without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3, one or more members of the Committee may cease to be "disinterested persons."

      The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein) to select the key employees and other key individuals to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States and to prescribe the form of the instruments embodying Awards made under the Plan. The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it deems necessary or desirable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee (or its delegate as permitted herein) in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Plan participants. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or as expressly provided by statute. Determinations to be made by the Committee under the Plan may be made by its delegates.

      3. PARTICIPATION. (a) AFFILIATES. If an Affiliate (as hereinafter defined) of the Company wishes to participate in the Plan and its participation shall have been approved by the Board upon the recommendation of the Committee, the board of directors or other governing body of the Affiliate shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the Affiliate in the Plan with respect to its key employees or other key individuals performing services for it. As used herein, the term "Affiliate" means any entity in which the Company has a substantial direct or indirect equity interest, as determined by the Committee in its discretion.

      An Affiliate participating in the Plan may cease to be a participating company at any time by action of the Board or by action of the board of directors or other governing body of such Affiliate, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the Affiliate's board of directors or other governing body taking such action. If the participation in the Plan of an Affiliate shall terminate, such termination shall not relieve it of any obligations theretofore incurred by it under the Plan, except as may be approved by the Committee.

      (b) PARTICIPANTS. Consistent with the purposes of the Plan, the Committee shall have exclusive power (except as may be delegated as permitted herein) to select the key employees and other key individuals performing services for the Company and its Affiliates who may participate in the Plan and be granted Awards under the Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion. No non-employee director of the Company or any of its Affiliates shall be eligible to receive an Award under the Plan.

      4. AWARDS UNDER THE PLAN. (a) TYPES OF AWARDS. Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) "Stock Options," (ii) "Stock Appreciation Rights," (iii) "Restricted Stock," (iv) "Performance Grants" and
(v) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of the Plan (including, but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to participants who are foreign nationals or are employed or performing services outside the United States). Stock Options, which include "Nonqualified Stock Options" and "Incentive Stock Options" or combinations thereof, are rights to purchase common shares of the Company having a par value of $.60 per share and stock of any other class into which such shares may thereafter be changed (the "Common Shares"). Nonqualified Stock Options and Incentive Stock Options are subject to the terms, conditions and restrictions specified in Paragraph 5. Stock Appreciation Rights are rights to receive (without payment to the Company) cash, Common Shares, other Company securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Common Shares or other property, and other types of securities including, but not limited to, those of the Company or an Affiliate, or any combination thereof ("Other Company Securities")) or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Paragraph 6. Shares of Restricted Stock are Common Shares which are issued subject to certain restrictions pursuant to Paragraph 7. Performance Grants are contingent awards subject to the terms, conditions and restrictions described in Paragraph 8, pursuant to which the participant may become entitled to receive cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee.

      (B) MAXIMUM NUMBER OF SHARES THAT MAY BE ISSUED. THERE MAY BE ISSUED UNDER THE PLAN (AS RESTRICTED STOCK, IN PAYMENT OF PERFORMANCE GRANTS, PURSUANT TO THE EXERCISE OF STOCK OPTIONS OR STOCK APPRECIATION RIGHTS, OR IN PAYMENT OF OR

PURSUANT TO THE EXERCISE OF SUCH OTHER AWARDS AS THE COMMITTEE, IN ITS DISCRETION, MAY DETERMINE) AN AGGREGATE OF NOT MORE THAN 81,300,358* COMMON SHARES AND OTHER COMPANY SECURITIES, SUBJECT TO ADJUSTMENT AS PROVIDED IN PARAGRAPH 15. For purposes of this Paragraph 4(b), Other Company Securities shall be counted against the maximum number of Common Shares as required by Rule 16b-3. Common Shares and, to the extent they constitute equity securities, Other Company Securities issued pursuant to the Plan may be either authorized but unissued shares, treasury shares, reacquired shares or any combination thereof. Unless prohibited by Rule 16b-3, any Common Shares or Other Company Securities subject to repurchase or forfeiture rights that are reacquired by the Company pursuant to such rights or any Common Shares or Other Company Securities previously counted against the maximum number of shares set forth above in respect of any Award that is cancelled, terminated or expires unexercised in whole or in part will be available for issuance under new Awards. In addition, to the extent not prohibited by Rule 16b-3, any Common Shares or Other Company Securities withheld by or tendered to the Company in connection with the payment of the exercise price of an Award or the satisfaction of the tax withholding obligations upon the exercise or vesting of an Award will be available for issuance under new Awards.

      (c) RIGHTS WITH RESPECT TO COMMON SHARES AND OTHER SECURITIES.

            (i) Unless otherwise determined by the Committee in its discretion, a participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have, after issuance of a certificate or the entry on behalf of a participant of an uncertificated book position on the records of the Company's transfer agent and registrar for the number of Common Shares awarded and prior to the expiration of the Restricted Period or the earlier repurchase of such Common Shares as herein provided, ownership of such Common Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Common Shares (provided that such Common Shares, and any new, additional or different shares, or Other Company Securities or property, or other forms of consideration which the participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the corporate or capital structure of the Company, shall be subject to the restrictions hereinafter described as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to the Plan. Notwithstanding the foregoing, a participant with whom an Award agreement is made to issue Common Shares in the future shall have no rights as a shareholder with respect to Common Shares related to such agreement until issuance of a certificate to him.
-------------
      * Of this  number,  as of the date of this Proxy  Statement  approximately
49.76 million shares have been utilized, and approximately 31.54 million shares are available for future grants pursuant to the Plan assuming shareholder approval of the proposed Plan amendments on April 22, 1996.

            (ii) Unless otherwise determined by the Committee in its discretion, a participant to whom a grant of Stock Options, Stock Appreciation Rights, Performance Grants or any other Award is made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him or the entry on his behalf of an uncertificated book position on the records of the Company's transfer agent and registrar for such Common Shares or other instrument of ownership, if any. Except as provided in Paragraph 15, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.

      5. STOCK OPTIONS. The Committee may grant Stock Options either alone, or in conjunction with Stock Appreciation Rights, Performance Grants or other Awards, either at the time of grant or by amendment thereafter; provided that an Incentive Stock Option may be granted only to an eligible employee of the Company or its parent or subsidiary corporation. Each Stock Option (referred to herein as an "Option") granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

      (a) The option price may be equal to or greater than the fair market value of the Common Shares subject to such Option at the time the Option is granted, as determined by the Committee; provided, however, that in the case of an Incentive Stock Option granted to such an employee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of its parent or subsidiary (a "Ten Percent Employee"), such option price shall not be less than 110% of such fair market value at the time the Option is granted; but in no event will such option price be less than the par value of such Common Shares.

      (b) The Committee shall determine the number of Common Shares to be subject to each Option. The number of Common Shares subject to an outstanding Option may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Option are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Appreciation Right attached to such Option, or to the extent that any other Award granted in conjunction with such Option is paid.

      (c) The Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and shall be exercisable during the grantee's lifetime only by him. Unless the Committee determines otherwise, the Option shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such six-month period by reason of his disability as defined in Paragraph 12 or his death.

      (d) The Option shall not be exercisable:

           (i) in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Option, after the expiration of ten years from the date it is granted. Any Option may be exercised during such period only at such time or times and in such installments as the Committee may establish;

           (ii) unless payment in full is made for the shares being acquired thereunder at the time of exercise; such payment shall be made in such form (including, but not limited to, cash, Common Shares, or any combination thereof) as the Committee may determine in its discretion; and

           (iii) unless the person exercising the Option has been, at all times during the period beginning with the date of the grant of the Option and ending on the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, or a corporation, or a parent or subsidiary of a corporation, substituting or assuming the Option in a transaction to which Section 425(a) of the Internal Revenue Code of 1986, as amended or any successor statutory provision thereto (the "Code"), is applicable, except that

      (A) in the case of any Nonqualified Stock Option, if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of a period of Related Employment as defined in Paragraph 14, he may, during such period of Related Employment, exercise the Nonqualified Stock Option as if he continued such employment or performance of service; or

      (B) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 12 or early, normal or deferred retirement under an approved retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Option which has not expired and has not been fully exercised, such person, at any time within three years (or such other period determined by the Committee) after the date he ceased such employment or performance of services (but in no event after the Option has expired), may exercise the Option with respect to any shares as to which he could have exercised the Option on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

      (C) if any person to whom an Option has been granted shall die holding an Option which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Option has expired), exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of his death, or with respect to such greater number of shares as determined by the Committee.

      (e) In the case of an Incentive Stock Option, the amount of aggregate fair market value of Common Shares (determined at the time of grant of the Option pursuant to subparagraph 5(a) of the Plan) with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all such plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

      (f) It is the intent of the Company that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422A and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

      6. STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights either alone, or in conjunction with Stock Options, Performance Grants or other Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

      (a) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. The number of Common Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Award of Stock Appreciation Rights are used to calculate the cash, Common Shares, Other Company Securities or property or other forms of payment, or any combination thereof, received pursuant to exercise of an Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

      (b) The Award of Stock Appreciation Rights may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and shall be exercisable during the grantee's lifetime only by him. Unless the Committee determines otherwise, the Award of Stock Appreciation Rights shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such six-month period by reason of his disability as defined in Paragraph 12 or his death.

      (c) The Award of Stock Appreciation Rights shall not be exercisable:

           (i) in the case of any Award of Stock Appreciation Rights that are attached to an Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Award of Stock Appreciation Rights, after the expiration of ten years from the date it is granted. Any Award of Stock Appreciation Rights may be exercised during such period only at such time or times and in such installments as the Committee may establish;

           (ii) unless the Option or other Award to which the Award of Stock Appreciation Rights is attached is at the time exercisable; and

           (iii) unless the person exercising the Award of Stock Appreciation Rights has been at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, except that

      (A) in the case of any Award of Stock Appreciation Rights (other than those attached to an Incentive Stock Option), if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of a period of Related Employment as defined in Paragraph 14, he may, during such period of Related Employment, exercise the Award of Stock Appreciation Rights as if he continued such employment or performance of services; or

      (B) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 12 or early, normal or deferred retirement under an approved retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose), while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person may, at any time within three years (or such other period determined by the Committee) after the date he ceased such employment or performance of services (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which he could have exercised the Award of Stock Appreciation Rights on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

      (C) if any person to whom an Award of Stock Appreciation Rights has been granted shall die holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which the decedent could have exercised the Award of Stock Appreciation Rights at the time of his death, or with respect to such greater number of shares as determined by the Committee.

      (d) An Award of Stock Appreciation Rights shall entitle the holder (or any person entitled to act under the provisions of subparagraph 6(c)(iii)(C) hereof) to exercise such Award or to surrender unexercised the Option (or other Award) to which the Stock Appreciation Right is attached (or any portion of such Option or other Award) to the Company and to receive from the Company in exchange therefor, without payment to the Company, that number of Common Shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the fair market value of one share, at the time of such exercise, over the exercise price (or Option Price, as the case may be) per share, times the number of shares subject to the Award or the Option (or other Award), or portion thereof, which is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, equal to the aggregate value of the Common Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right. The value of a Common Share, Other Company Securities or property, or other forms of payment determined by the Committee for this purpose shall be the fair market value thereof on the last business day next preceding the date of the election to exercise the Stock Appreciation Right, unless the Committee, in its discretion, determines otherwise.

      (e) A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subparagraph 6(d) hereof.

      (f) No fractional shares may be delivered under this Paragraph 6, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

      7. RESTRICTED STOCK. Each Award of Restricted Stock under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

      (a) The Committee shall determine the number of Common Shares to be issued to a participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

      (b) Common Shares issued to a participant in accordance with the Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Committee, for such period as the Committee shall determine, from the date on which the Award is granted (the "Restricted Period"). The Company will have the option to repurchase the shares subject to the Award at such price as the Committee shall have fixed, in its discretion, when the Award was made or amended thereafter, which option will be exercisable (i) if the participant's continuous employment or performance of services for the Company and its Affiliates shall terminate for any reason, except solely by reason of a period of Related Employment as defined in Paragraph 14, or except as otherwise provided in subparagraph 7(c), prior to the expiration of the Restricted Period,
(ii) if, on or prior to the expiration of the Restricted Period or the earlier lapse of such repurchase option, the participant has not paid to the Company an amount equal to any federal, state, local or foreign income or other taxes which the Company determines is required to be withheld in respect of such shares, or
(iii) under such other circumstances as determined by the Committee in its discretion. Such repurchase option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee when the Award is made or as amended thereafter. Each certificate for Common Shares issued pursuant to a Restricted Stock Award shall bear an appropriate legend referring to the foregoing repurchase option and other restrictions and to the fact that the shares are partly paid, shall be deposited by the awardholder with the Company, together with a stock power endorsed in blank, or shall be evidenced in such other manner permitted by applicable law as determined by the Committee in its discretion. Any attempt to dispose of any such Common Shares in contravention of the foregoing repurchase option and other restrictions shall be null and void and without effect. If Common Shares issued pursuant to a Restricted Stock Award shall be repurchased pursuant to the repurchase option described above, the participant, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Common Shares awarded to the participant, accompanied by such instrument of transfer, if any, as may reasonably be required by the Secretary of the Company. If the repurchase option described above is not exercised by the Company, such option and the restrictions imposed pursuant to the first sentence of this subparagraph 7(b) shall terminate and be of no further force and effect.

      (c) If a participant who has been in continuous employment or performance of services for the Company or an Affiliate since the date on which a Restricted Stock Award was granted to him shall, while in such employment or performance of services, die, or terminate such employment or performance of services by reason of disability as defined in Paragraph 12 or by reason of early, normal or deferred retirement under an approved retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose) and any of such events shall occur after the date on which the Award was granted to him and prior to the end of the Restricted Period of such Award, the Committee may determine to cancel the repurchase option (and any and all other restrictions) on any or all of the Common Shares subject to such Award; and the repurchase option shall become exercisable at such time as to the remaining shares, if any.

      8. PERFORMANCE GRANTS. The Award of a Performance Grant ("Performance Grant") to a participant will entitle him to receive a specified amount determined by the Committee (the "Actual Value"), if the terms and conditions specified herein and in the Awards are satisfied. Each Award of a Performance Grant shall be subject to the following terms and conditions, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, issued in respect of the Performance Grant, as the Committee, in its discretion, shall establish, and shall be embodied in an instrument in such form and substance as is determined by the Committee:

      (a) The Committee shall determine the value or range of values of a Performance Grant to be awarded to each participant selected for an Award and whether or not such a Performance Grant is granted in conjunction with an Award of Options, Stock Appreciation Rights, Restricted Stock or other Award, or any combination thereof, under the Plan (which may include, but need not be limited to, deferred Awards) concurrently or subsequently granted to the participant (the "Associated Award"). As determined by the Committee, the maximum value of each Performance Grant (the "Maximum Value") shall be: (i) an amount fixed by the Committee at the time the Award is made or amended thereafter, (ii) an amount which varies from time to time based in whole or in part on the then current value of a Common Share, Other Company Securities or property, or other securities or property, or any combination thereof or (iii) an amount that is determinable from criteria specified by the Committee. Performance Grants may be issued in different classes or series having different names, terms and conditions. In the case of a Performance Grant awarded in conjunction with an Associated Award, the Performance Grant may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the participant, as determined by the Committee.

      (b) The award period ("Award Period") in respect of any Performance Grant shall be a period determined by the Committee. At the time each Award is made, the Committee shall establish performance objectives to be attained within the Award Period as the means of determining the Actual Value of such a Performance Grant. The performance objectives shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the participant, the Company, one or more of its subsidiaries or one or more of their divisions or units, or any combination of the foregoing, as the Committee shall determine, and may be applied on an absolute basis or be relative to industry or other indices, or any combination thereof. The Actual Value of a Performance Grant shall be equal to its Maximum Value only if the performance objectives are attained in full, but the Committee shall specify the manner in which the Actual Value of Performance Grants shall be determined if the performance objectives are met in part. Such performance measures, the Actual Value or the Maximum Value, or any combination thereof, may be adjusted in any manner by the Committee in its discretion at any time and from time to time during or as soon as practicable after the Award Period, if it determines that such performance measures the Actual Value or the Maximum Value, or any combination thereof, are not appropriate under the circumstances.

      (c) The rights of a participant in Performance Grants awarded to him shall be provisional and may be cancelled or paid in whole or in part, all as determined by the Committee, if the participant's continuous employment or performance of services for the Company and its Affiliates shall terminate for any reason prior to the end of the Award Period, except solely by reason of a period of Related Employment as defined in Paragraph 14.

      (d) The Committee shall determine whether the conditions of subparagraph 8(b) or 8(c) hereof have been met and, if so, shall ascertain the Actual Value of the Performance Grants. If the Performance Grants have no Actual Value, the Award and such Performance Grants shall be deemed to have been cancelled and the Associated Award, if any, may be cancelled or permitted to continue in effect in accordance with its terms. If the Performance Grants have an Actual Value and:

           (i) were not awarded in conjunction with an Associated Award, the Committee shall cause an amount equal to the Actual Value of the Performance Grants earned by the participant to be paid to him or his beneficiary as provided below; or

           (ii) were awarded in conjunction with an Associated Award, the Committee shall determine, in accordance with criteria specified by the Committee (A) to cancel the Performance Grants, in which event no amount in respect thereof shall be paid to the participant or his beneficiary, and the Associated Award may be permitted to continue in effect in accordance with its terms, (B) to pay the Actual Value of the Performance Grants to the participant or his beneficiary as provided below, in which event the Associated Award may be cancelled or (C) to pay to the participant or his beneficiary as provided below, the Actual Value of only a portion of the Performance Grants, in which event all or a portion of the Associated Award may be permitted to continue in effect in accordance with its terms or be cancelled, as determined by the Committee.

      Such determination by the Committee shall be made as promptly as practicable following the end of the Award Period or upon the earlier termination of employment or performance of services, or at such other time or times as the Committee shall determine, and shall be made pursuant to criteria specified by the Committee.

      Payment of any amount in respect of the Performance Grants which the Committee determines to pay as provided above shall be made by the Company, as promptly as practicable after the end of the Award Period or at such other time or times as the Committee shall determine, and may be made in cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof or in such other manner, as determined by the Committee in its discretion. Notwithstanding anything in this Paragraph 8 to the contrary, the Committee may, in its discretion, determine and pay out the Actual Value of the Performance Grants at any time during the Award Period.

      9. DEFERRAL OF COMPENSATION. The Committee shall determine whether or not an Award shall be made in conjunction with deferral of the participant's salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be

           (i) forfeited to the Company or to other participants, or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company and its Affiliates),

           (ii) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures and/or

           (iii) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

      9A. QUALIFYING AWARDS. THE COMMITTEE MAY, IN ITS SOLE DISCRETION, GRANT AN AWARD TO ANY PARTICIPANT WITH THE INTENT THAT SUCH AWARD QUALIFIES AS "PERFORMANCE-BASED COMPENSATION" UNDER SECTION 162(M) (A "QUALIFYING AWARD"). THE PROVISIONS OF THIS PARAGRAPH 9A AS WELL AS ALL OTHER APPLICABLE PROVISIONS OF THE PLAN NOT INCONSISTENT WITH THIS PARAGRAPH 9A SHALL APPLY TO ALL QUALIFYING AWARDS ISSUED UNDER THE PLAN. QUALIFYING AWARDS SHALL BE OF THE TYPE SET FORTH IN SUBPARAGRAPH (A) OR (B) BELOW.

      (A) QUALIFYING AWARDS MAY BE ISSUED AS STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. COMMENCING WITH CALENDAR YEAR 1996, THE NUMBER OF COMMON SHARES UNDERLYING ALL OPTIONS AND STOCK APPRECIATION RIGHTS THAT MAY BE GRANTED TO ANY PARTICIPANT WITHIN ANY CALENDAR YEAR SHALL BE LIMITED TO 500,000, SUBJECT TO ADJUSTMENT AS PROVIDED IN PARAGRAPH 15. THE FOREGOING LIMITATION SHALL BE SUBJECT TO THE LIMITATION SET FORTH IN PARAGRAPH 4(B).

      (B)(I) QUALIFYING AWARDS (OTHER THAN STOCK OPTIONS AND STOCK APPRECIATION RIGHTS) MAY BE ISSUED AS PERFORMANCE GRANTS AND ANY OTHER AWARD WHOSE PAYMENT IS CONDITIONED UPON THE ACHIEVEMENT OF THE PERFORMANCE OBJECTIVES DESCRIBED IN THIS SUBPARAGRAPH. AMOUNTS EARNED UNDER SUCH AWARDS SHALL BE BASED UPON THE ATTAINMENT OF PERFORMANCE OBJECTIVES ESTABLISHED BY THE COMMITTEE IN ACCORDANCE WITH SECTION 162(M). SUCH PERFORMANCE OBJECTIVES MAY VARY BY PARTICIPANT AND BY AWARD AND SHALL BE BASED UPON THE ATTAINMENT OF SPECIFIC AMOUNTS OF, OR CHANGES IN ONE OR MORE OF THE FOLLOWING: REVENUES, EARNINGS, SHAREHOLDERS' EQUITY, RETURN ON EQUITY, ASSETS, RETURN ON ASSETS, CAPITAL, RETURN ON CAPITAL, BOOK VALUE, ECONOMIC VALUE ADDED, OPERATING MARGINS, CASH FLOW, SHAREHOLDER RETURN, EXPENSES OR MARKET SHARE. THE FOREGOING OBJECTIVES MAY BE APPLICABLE TO THE COMPANY AS A WHOLE, ONE OR MORE OF ITS SUBSIDIARIES, DIVISIONS, BUSINESS UNITS OR BUSINESS LINES, OR ANY COMBINATION OF THE FOREGOING, AND MAY BE APPLIED ON AN ABSOLUTE BASIS OR BE RELATIVE TO OTHER COMPANIES, INDUSTRIES OR INDICES OR BE BASED UPON ANY COMBINATION OF THE FOREGOING. IN ADDITION TO THE PERFORMANCE OBJECTIVES THE COMMITTEE MAY ALSO CONDITION PAYMENT OF ANY SUCH AWARD UPON THE ATTAINMENT OF CONDITIONS, SUCH AS COMPLETION OF A PERIOD OF SERVICE, NOTWITHSTANDING THAT THE PERFORMANCE OBJECTIVE OR OBJECTIVES SPECIFIED IN THE AWARD ARE SATISFIED. THE COMMITTEE SHALL HAVE THE DISCRETION, BY PARTICIPANT AND BY AWARD, TO REDUCE (BUT NOT TO INCREASE) SOME OR ALL OF THE AMOUNT THAT WOULD
OTHERWISE BE PAYABLE UNDER THE AWARD BY REASON OF THE SATISFACTION OF THE PERFORMANCE OBJECTIVES SET FORTH IN THE AWARD. IN MAKING ANY SUCH DETERMINATION, THE COMMITTEE IS AUTHORIZED TO TAKE INTO ACCOUNT ANY SUCH FACTOR OR FACTORS IT DETERMINES ARE APPROPRIATE, INCLUDING BUT NOT LIMITED TO COMPANY, BUSINESS UNIT AND INDIVIDUAL PERFORMANCE.

      (II) UNDER ALL AWARDS GRANTED PURSUANT TO THIS SUBPARAGRAPH (B), IN ANY ONE CALENDAR YEAR: (A) NO PARTICIPANT MAY BE PAID CASH, COMMON SHARES, OTHER COMPANY SECURITIES OR OTHER PROPERTY (OTHER THAN SHARES OF RESTRICTED STOCK) OR ANY COMBINATION OF THE FOREGOING WITH A VALUE (AS DETERMINED BY THE COMMITTEE) IN EXCESS OF $6.5 MILLION AND (B) NO PARTICIPANT MAY RECEIVE MORE THAN 100,000 SHARES OF RESTRICTED STOCK, SUBJECT TO ADJUSTMENT TO THE EXTENT PROVIDED IN PARAGRAPH 15. FOR PURPOSES OF THE FOREGOING, THE AMOUNT PAID OR RECEIVED IN ANY CALENDAR YEAR UNDER A QUALIFYING AWARD DESCRIBED IN THIS SUBPARAGRAPH (B) SHALL BE DEEMED TO BE THE VALUE EARNED UNDER SUCH AWARD BASED UPON THE ATTAINMENT OF PERFORMANCE OBJECTIVES AND ANY DOWNWARD ADJUSTMENTS, AS DETERMINED BY THE

COMMITTEE, AS OF THE DATE OF THE DETERMINATION. THE LIMITATIONS CONTAINED IN THIS SUBPARAGRAPH (B)(II) SHALL APPLY ONLY TO QUALIFYING AWARDS GRANTED ON AND AFTER APRIL 22, 1996. AMOUNTS PAID PURSUANT TO AWARDS GRANTED UNDER THE PLAN PRIOR TO APRIL 22, 1996 SHALL NOT BE COUNTED TOWARD OR SUBJECT TO SUCH LIMITS.

      10. DEFERRED PAYMENT OF AWARDS. The Committee may specify that the payment of all or any portion of cash, Common Shares, Other Company Securities or property, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Common Shares, other securities, property, or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return, or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion.

      11. AMENDMENT OF AWARDS UNDER THE PLAN. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder); provided that no such amendment shall adversely affect in a material manner any right of a participant under the Award without his written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the participant's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any subsidiary, affiliate, division or department thereof, on the Plan or on any Award under the Plan.

      12. DISABILITY. For the purposes of this Plan, a participant shall be deemed to have terminated his employment or performance of services for the Company and its Affiliates by reason of disability, if the Committee shall determine that the physical or mental condition of the participant by reason of which such employment or performance of services terminated was such at that time as would entitle him to payment of monthly disability benefits under the Company's Long Term Disability Benefit Plan, or, if the participant is not eligible for benefits under such plan, under any similar disability plan of the Company or an Affiliate in which he is a participant. If the participant is not eligible for benefits under any disability plan of the Company or an Affiliate, he shall be deemed to have terminated such employment or performance of services by reason of disability if the Committee shall determine that his physical or mental condition would entitle him to benefits under the Company's Long Term Disability Benefit Plan if he were eligible therefor.

      13. TERMINATION OF A PARTICIPANT. For all purposes under the Plan, the Committee shall determine whether a participant has terminated employment by or the performance of services for the Company and its Affiliates; provided, however, that transfers between the Company and an Affiliate or between Affiliates, and approved leaves of absence shall not be deemed such a termination.

      14. RELATED EMPLOYMENT. For the purposes of this Plan, Related Employment shall mean the employment or performance of services by an individual for an employer that is neither the Company nor an Affiliate, provided that (i) such employment or performance of services is undertaken by the individual at the request of the Company or an Affiliate, (ii) immediately prior to undertaking such employment or performance of services, the individual was employed by or performing services for the Company or an Affiliate or was engaged in Related Employment as herein defined and (iii) such employment or performance of services is in the best interests of the Company and is recognized by the Committee, in its discretion, as Related Employment for purposes of this Paragraph 14. The death or disability of an individual during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the individual was employed by or performing services for the Company or an Affiliate.

      15.  DILUTION  AND OTHER  ADJUSTMENTS.  In the event of any  change in the outstanding Common Shares of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any Award or the number of Common Shares available for Awards, such adjustment may be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan.

      16. DESIGNATION OF BENEFICIARY BY PARTICIPANT. A participant may name a beneficiary to receive any payment in which he may be entitled in respect of any Award under the Plan in the event of his death, on a written form to be provided by and filed with the Committee, and in a matter determined by the Committee in its discretion. The Committee reserves the right to review and approve beneficiary designations. A participant may change his beneficiary from time to time in the same manner, unless such participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under the applicable law) shall be controlling over any other disposition, testamentary, or otherwise, as determined by the Committee in its discretion. If no designated beneficiary survives the participant and is living on the date on which any amount becomes payable to such participant's beneficiary, such payment will be made to the legal representatives of the participant's estate, and the term "beneficiary" as used in the Plan shall be deemed to include such person or persons. If there is any question as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Board and the Committee and the members thereof will have no further liability to anyone with respect to such amount.

      17. FINANCIAL ASSISTANCE. If the Committee determines that such action is advisable, the Company may assist any person to whom an Award has been granted in obtaining financing from the Company under the American Express 1983 Stock Purchase Assistance Plan (or other program of the Company, or one of its Affiliates approved pursuant to applicable law), or from a bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, to permit the exercise of an Award, the participation therein, and/or the payment of any taxes in respect thereof. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company or an Affiliate, a guarantee of the obligation by the Company or an Affiliate, or the maintenance by the Company or an Affiliate of deposits with such bank or third party.

      18. MISCELLANEOUS PROVISIONS.

      (a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any participant at any time and for any reason is specifically reserved.

      (b) No participant or other person shall have any right with respect to the Plan, the Common Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

      (c) Except as may be approved by the Committee where such approval shall not adversely affect compliance of the Plan with Rule 16b-3 under the Exchange Act, a participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that any Option or similar right (including, but not limited to, a Stock Appreciation Right) offered pursuant to the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the participant's lifetime only by him.

      (d) No Common Shares, Other Company Securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company, shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

      (e) It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3.

      (f) The Company and its Affiliates shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes).

      (g) The expenses of the Plan shall be borne by the Company. However, if an Award is made to an individual employed by or performing services for an Affiliate,

           (i) if such Award results in payment of cash to the participant, such Affiliate shall pay to the Company an amount equal to such cash payment; and

           (ii) if the Award results in the issuance by the Company to the participant of Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, such Affiliate shall pay to the Company an amount equal to the fair market value thereof, as determined by the Committee, on the date such shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, are issued (or, in the case of the issuance of Restricted Stock or of Common Shares, Other Company Securities or property, or other securities or property, or other forms of payment subject to transfer and forfeiture conditions, equal to the fair market value thereof on the date on which they are no longer subject to applicable restrictions), minus the amount, if any, received by the Company in respect of the purchase of such Common Shares, Other Company Securities or property, other securities or property or other forms of payment, or any combination thereof.

      (h) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and the rights to the payment of Awards shall be no greater than the rights of the Company's general creditors.

      (i) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

      (j) Fair market value in relation to Common Shares, Other Company Securities or property, other securities or property or other forms of payment of Awards under the Plan, or any combination thereof, as of any specific time shall mean such value as determined by the Committee in accordance with applicable law.

      (k) The masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

      (l) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder or any Common Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act (or any successor provision) or any other applicable statute, rule or regulation.

      (m) The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of New York.

      19. PLAN AMENDMENT OR SUSPENSION. The Plan may be amended or suspended in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by shareholders of the Company, where the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 under the Exchange Act and with other applicable law. No amendment of the Plan shall adversely affect in a material manner any right of any participant with respect to any Award theretofore granted without such participant's written consent, except as permitted under Paragraph 11.

      20. PLAN TERMINATION. This Plan shall terminate upon the earlier of the following dates or events to occur:

      (a)upon the adoption of a resolution of the Board terminating the Plan; or

      (b) ten years from the date the Plan is initially approved and adopted by the shareholders of the Company in accordance with Paragraph 21 hereof, provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Paragraph 11.

      21. SHAREHOLDER ADOPTION. The Plan shall be submitted to the shareholders of the Company for their approval and adoption at a meeting to be held on or before June 30, 1989, or at any adjournment thereof. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved and adopted. The shareholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the State of New York.

                 DIRECTIONS TO THE 1996 AMERICAN EXPRESS COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS

      American Express Company's world headquarters, site of the Company's 1996 Annual Meeting of Shareholders, are located at 200 Vesey Street on the west side of lower Manhattan in the office complex known as the World Financial Center. The World Financial Center is a part of Battery Park City, a 10-acre development of office buildings, residences and parks created in the 1970's and 1980's by land fill amongst former Hudson River piers on the southwestern tip of Manhattan. It is connected to the World Trade Center by two pedestrian overpasses and is also accessible at street level by vehicular traffic.

BY SUBWAY

      Take any of the several subway lines (A, C, E, N, R or the 1, 2, 3, 4, 5 or 9 trains) that stop at or near the World Trade Center. Walk from the World Trade Center across the Westside Highway (also known as West Street) via one of the two pedestrian overpasses. The American Express building is on the north side of the Winter Garden in the World Financial Center.

BY AUTOMOBILE OR TAXICAB

      Proceed southerly on the Westside Highway in lower Manhattan, orienting toward the twin towers of the World Trade Center. Enter the World Financial Center, which is across the Westside Highway from the towers, by turning west on Murray Street. Proceed to the main entrance of the American Express building, located on the south side of Vesey Street slightly to the west of the Westside Highway.